INSTITUTIONAL FUNDS PROSPECTUS

RETIREMENT SHARES

US FUNDS

U.S. Emerging Growth

U.S. Small to Mid Cap Growth

U.S. Systematic Large Cap Growth

GLOBAL FUNDS

Global Select

International Growth

Emerging Markets

International Systematic

FIXED INCOME FUNDS

U.S. High Yield Bond

As with all mutual funds, the Securities and Exchange Commission has not determined that the information in this prospectus is accurate or complete, nor has it approved or disapproved these securities. It is a criminal offense to state otherwise.

August 1, 2009

TABLE OF CONTENTS

A Fund by Fund look at goals, strategies, risks and historical performance

Policies and instructions for opening, maintaining, and redeeming shares from an account in any Fund.

Further information that applies to the Funds as a group.

US FUNDS
U.S. Emerging Growth	1
U.S. Small to Mid Cap Growth	3
U.S. Systematic Large Cap Growth	5

GLOBAL FUNDS
Global Select	7
International Growth	9
Emerging Markets	11
International Systematic	14

FIXED INCOME FUNDS
U.S. High Yield Bond	16

SIMPLIFIED ACCOUNT INFORMATION
Opening an Account	18
Buying Shares	18
Exchanging Shares	19
Selling or Redeeming Shares	19
Signature Guarantees	20

YOUR ACCOUNT
Transaction Policies	21
Features and Account Policies	23

ORGANIZATION AND MANAGEMENT
Investment Adviser	24
Investment Adviser Compensation	24
Administrative and Shareholder Services	24
Distribution Plan	25
Multi Class Structure	25
Portfolio Trades	25
Portfolio Turnover	25
Portfolio Holdings	25
Portfolio Management	25
Investments Team	27

PRINCIPAL STRATEGIES, RISKS AND OTHER INFORMATION	30

FINANCIAL HIGHLIGHTS	36

FOR MORE INFORMATION	Back Cover

U.S. EMERGING GROWTH FUND

GOAL AND PRINCIPAL STRATEGY

The Fund seeks maximum long-term capital appreciation. In pursuing this goal the Fund invests in a portfolio of stocks with an average market capitalization similar to the Russell 2000 Growth Index as measured at the time of purchase. As of June 30, 2009, the index represented a capitalization range of $53 million to $2.3 billion. Capitalization of companies held by the Fund may fluctuate greatly as the market moves upwards or downwards and the Investment Adviser may continue to hold and add to an initial investment for further capital growth opportunities even if the company is no longer “small cap”.

In analyzing specific companies for possible investment, the Fund’s Investment Adviser ordinarily looks for several of the following characteristics: above-average per share earnings growth; high return on invested capital; a healthy balance sheet; sound financial and accounting policies and overall financial strength; strong competitive advantages; effective research and product development and marketing; development of new technologies; efficient service; pricing flexibility; strong management; and general operating characteristics that will enable the companies to compete successfully in their respective markets. The Investment Adviser considers whether to sell a particular security when any of those factors materially changes.

The Fund may also lend portfolio securities on a short-term or long-term basis, up to 30% of its total assets. The Investment Adviser expects a high portfolio turnover rate which can be 200% or more.

PRINCIPAL INVESTMENTS

Normally, the Fund invests at least 80% of its net assets in U.S. common stock. The Fund will provide shareholders with at least 60 days’ prior notice of any change in this investment policy. When in the opinion of the Investment Adviser, greater investment opportunities exist, the Fund may also invest in securities of issuers with larger market capitalizations.

PRIMARY RISKS

Because you could lose money by investing in the Fund, be sure to read all risk disclosures carefully before investing. The Fund is primarily subject to the following risks:

¢ Stock Market Volatility—The prices of equity securities change in response to many factors, including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions, domestic and worldwide political events and market liquidity. Stock prices are unpredictable, may fall suddenly and may continue to fall for extended periods.

¢ Smaller Issuers—Investments in small-capitalization companies entail greater risk because these companies may have unproven track records, limited product or service base, limited access to capital and may be more likely to fail than larger more established companies. Information regarding smaller companies may be less available, incomplete or inaccurate, and their securities may trade less frequently than those of larger companies.

¢ Securities Lending—There is the risk that when lending portfolio securities, the securities may not be available to the Fund on a timely basis and the Fund may, therefore, lose the opportunity to sell the securities at a desirable price.

¢ Active Portfolio Trading—A high portfolio turnover rate has the potential to generate more taxable short-term gains that may be taxed as ordinary income and may have an adverse effect on the Fund’s after tax performance.

For further explanation, see “Principal Strategies, Risks and Other Information” starting on page 30.

PAST PERFORMANCE

The following graph and table show the Fund’s annual returns and its long-term performance, The graph shows how the Fund’s total return has varied from year to year, while the table shows performance over time. This information provides some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and by showing how the Fund’s average annual returns compare with those of a broad measure of market performance.

Average annual return is determined by taking the Fund’s performance over a given period and expressing it as an average annual rate. All figures assume dividend reinvestment. Past performance, before and after taxes, does not indicate future results.

U.S. EMERGING GROWTH FUND

Average annual total return as of 12/31/08

	1 Year	5 Year	10 Year	Since Inception (10/1/93)
Fund:
Before Taxes	–46.69%	–1.49%	–0.09%	3.96%
After Taxes on Distributions	–46.69	–1.88	–0.01	2.00
After Taxes on Distributions and Sale of Fund shares	–30.35	–1.03	–0.41	2.66
Index: (reflects no deduction for fees, expenses or taxes)
Russell 2000 Growth	–38.53	–2.35	–0.76	2.89

The Fund’s year to date performance as of June 30, 2009 was +11.87%.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who are tax exempt or who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. In some cases the return after taxes may exceed the return before taxes due to an assumed tax benefit from any losses on a sale of Fund shares at the end of the measurement period.

Index: The Russell 2000 Growth Index is an unmanaged index containing those securities in the Russell 2000 Index with a greater-than-average growth orientation. Companies in this index generally have higher price-to-book and price-earnings ratios. The Russell 2000 Index is an unmanaged index and is a widely regarded small-cap index of the 2,000 smallest securities in the Russell 3000 Index which comprises the 3,000 largest U.S. securities as determined by total market capitalization. Investors may not make a direct investment into an index.

The Fund commenced investment operations on October 1, 1993, with the offering of Class I shares and subsequently offered Class R shares on May 21, 1999. The performance shown above includes the performance of the Fund’s Class I shares for periods prior to the issuance of Class R shares. Class I and R shares have no sales charges, but Class R shares have a distribution and shareholder service fee of .25%. Historical performance returns of the Class I shares do not reflect the fees applicable to Class R shares which would have made returns slightly lower.

All performance results reflect any applicable expense subsidies and waivers in effect during the periods shown; without these, the results would have been lower.

INVESTOR FEES AND EXPENSES

As an investor, you pay certain fees and expenses in connection with the Fund, which are described in the table below. Annual Fund Operating Expenses are paid out of the Fund assets, so their effect is included in the share price.

Annual Fund Operating Expenses Expenses paid from Fund assets as a percentage of average daily net assets
Management fee	0.75%
Distribution fee (12b-1 fee)†	0.25%
Other expenses	0.46%

Total Annual Fund Operating Expenses	1.46%

† Rule 12b-1 fee: The Fund has adopted a plan under Rule 12b-1 that allows the Fund to pay distribution fees for the sale and distribution of its shares. Because this fee is paid out of the Fund’s assets on an ongoing basis, over time it will increase the cost of your investment and may cost you more than paying other types of sales charges.

Other expenses reflect an administrative fee paid to the Investment Adviser of 0.41%, and 0.05% in trustees’, tax and interest expense incurred during the most recent fiscal year. See “Organization and Management—Administrative and Shareholder Services.”

The Fund has arrangements with its brokers, whereby commissions paid by the Fund, are used to reduce Fund expenses and offset fees. If these expense reductions and fee offsets are taken into account, “Total Annual Fund Operating Expenses” would be 1.35%.

EXAMPLE:

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund’s Shares for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses are after waivers for the 1 year period, and before waivers for the other periods shown. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Year 1	Year 3	Year 5	Year 10
$153	$483	$847	$1,928

The example does not take into account any offset arrangements that the Fund will enter into with its brokers. If the offset credits described were applied to the above example, your cost for the 1,3,5 and 10 year periods would be $142, $447, $783 and $1,783, respectively.

U.S. SMALL TO MID CAP GROWTH FUND

GOAL AND PRINCIPAL STRATEGY

The Fund seeks maximum long-tem capital appreciation. In pursuing this goal the Fund invests in stocks from a universe of U.S. companies with small to mid (SMID) market capitalizations. Generally, small to mid companies are those with market capitalizations corresponding to the Russell 2500 Growth Index as measured at the time of purchase. As of June 30, 2009, the index represented a capitalization range of $53 million to $4.2 billion. Capitalization of companies held by the Fund may fluctuate greatly as the market moves upwards or downwards and the Investment Advisor may continue to hold an investment for further capital appreciation opportunities even if the company is no longer “small to mid cap”.

In analyzing specific companies for possible investment, the Fund’s Investment Adviser ordinarily looks for positive change evidenced by several of the following characteristics: above average per share earnings growth; high return on invested capital; a healthy balance sheet; sound financial and accounting policies and overall financial strength; strong competitive advantages; effective research and product development and marketing; development of new technologies; efficient service; pricing flexibility; strong management; and general operating characteristics that will enable the companies to compete successfully in their respective markets.

The Investment Adviser considers whether to sell a particular security when any of those factors materially changes, or a more attractive investment candidate is identified.

The Fund may also lend portfolio securities on a value of its assets, general economic conditions, short-term or long-term basis, up to 30% of its total assets. The Investment Advisor expects a high portfolio turnover rate which can exceed 200% or more.

PRINCIPAL INVESTMENTS

Normally, the Fund invests at least 80% of its net assets in common stock of small to mid capitalization U.S. companies. The Fund will provide shareholders with at least 60 days prior notice of any change in this investment policy. When in the opinion of the Investment Adviser greater investment opportunities exist, the Fund may also invest in issuers with larger market capitalizations.

PRIMARY RISKS

Because you could lose money by investing in the Fund, be sure to read all risk disclosures carefully before investing. The Fund is primarily subject to the following risks:

¢ Stock Market Volatility—The prices of equity securities change in response to many factors, including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions, domestic and worldwide political events, and market liquidity. Stock prices are unpredictable, may fall suddenly and may continue to fall for extended periods.

¢ Securities Lending—There is the risk that when lending portfolio securities, the securities may not be available to the Fund on a timely basis and the Fund may, therefore, lose the opportunity to sell the securities at a desirable price.

¢ Active Portfolio Trading—A high portfolio turnover rate has the potential to generate more taxable short-term gains for shareholders and may have an adverse effect on the Fund’s after tax performance.

¢ Lack of Operating History—The Fund is recently formed and has fewer than three years of operating history upon which prospective shareholders can evaluate their likely performance.

¢ Smaller Issuers—Investments in small- to mid-capitalization companies entail greater risk because these companies may have unproven track records, limited product or service base, limited access to capital and may be more likely to fail than larger more established companies. Information regarding smaller companies may be less available, incomplete or inaccurate, and their securities may trade less frequently than those of larger companies.

For further explanation, see “Principal Strategies, Risks and Other Information” starting on page 30.

PAST PERFORMANCE

The following graph and table show the Fund’s annual returns and its long-term performance, The graph shows how the Fund’s total return has varied from year to year, while the table shows performance over time. This information provides some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and by showing how the Fund’s average annual returns compare with those of a broad measure of market performance.

Average annual return is determined by taking the Fund’s performance over a given period and expressing it as an average annual rate. All figures assume dividend reinvestment. Past performance, before and after taxes, does not indicate future results.

U.S. SMALL TO MID CAP GROWTH FUND

Average annual total return as of 12/31/08

	1 Year	5 Year	10 Year	Since Inception (07/31/07)
Fund:
Before Taxes	–44.79%	N/A	N/A	–29.90%
After Taxes on Distributions	–44.79	N/A	N/A	–29.90
After Taxes on Distributions and Sale of Fund shares	–29.11	N/A	N/A	–25.11
Index: (reflects no deduction for fees, expenses or taxes)
Russell 2500 Growth	–41.49	N/A	N/A	–30.09

The Fund’s year to date performance as of June 30, 2009 was +11.59%.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who are tax exempt or who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. In some cases the return after taxes may exceed the return before taxes due to an assumed tax benefit from any losses on a sale of Fund shares at the end of the measurement period.

Index: The Russell 2500 Growth Index is an unmanaged index containing those securities in the Russell 2500 Index with a greater-than-average growth orientation. Companies in this index generally have higher price-to-book and price-earnings ratios. The Russell 2500 Index is an unmanaged index that measures the performance of the 2,500 smallest securities in the Russell 3000 Index which comprises the 3,000 largest U.S. securities as determined by total market capitalization. Investors may not make a direct investment into an index.

The Fund commenced investment operations with the offering of both Class I and Class R shares. The performance shown above includes the performance of the Fund’s Class I shares for periods prior to the issuance of Class R shares. Class I and R shares have no sales charges, but Class R shares have a distribution and shareholder service fee of .25%. Historical performance returns of the Class I shares do not reflect the fees applicable to Class R shares, which would have made slightly lower returns.

All performance results reflect any applicable expense subsidies and waivers in effect during the periods shown; without these, the results would have been lower.

INVESTOR FEES AND EXPENSES

As an investor, you pay certain fees and expenses in connection with the Fund, which are described in the table below. Annual Fund Operating Expenses are paid out of the Fund assets, so their effect is included in the share price.

Annual Fund Operating Expenses Expenses paid from Fund assets as a percentage of average daily net assets
Management fee	0.50%
Distribution fee (12b-1 fee)†	0.25%
Other expenses	0.47%

Total Annual Fund Operating Expenses	1.22%

† Rule 12b-1 fee: The Fund has adopted a plan under Rule 12b-1 that allows the Fund to pay distribution fees for the sale and distribution of its shares. Because this fee is paid out of the Fund’s assets on an ongoing basis, over time it will increase the cost of your investment and may cost you more than paying other types of sales charges.

The Fund’s “Other Expenses” are estimated amounts for the current fiscal year.

Other expenses reflect an administrative fee paid to the Investment Adviser of 0.40%, and 0.07% in trustees’, tax and interest expense incurred during the most recent fiscal year. See “Organization and Management—Administrative and Shareholder Services.”

The Fund has arrangements with its brokers, whereby commissions paid by the Fund, are used to reduce Fund expenses and offset fees. If these expense reductions and fee offsets are taken into account, “Total Annual Fund Operating Expenses” would be 1.09%.

EXAMPLE:

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual Funds. The example assumes that you invest $10,000 in the Fund’s Shares for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses are after waivers for the 1 year period and before waivers for the other periods shown. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Year 1	Year 3	Year 5	Year 10
$128	$404	$708	$1,611

The example above does not take into account any offset arrangements that the Fund will enter into with its brokers. if the offset credits described were applied to the above example, your cost would be $114, $361, $632 and $1,440, respectively.

U.S. SYSTEMATIC LARGE CAP GROWTH FUND

GOAL AND PRINCIPAL STRATEGY

The Fund seeks long-term capital appreciation. In pursuing this goal, the Fund invests primarily in stocks from a universe of U.S. companies with large market capitalizations. Generally, large companies are those with market capitalizations similar to the Russell 1000 Growth Index as measured at the time of purchase; but the Fund considers “large” companies to be companies with market capitalization greater than $3 billion. Capitalization of companies held by the Fund may fluctuate greatly as the market moves upwards or downwards.

The Investment Adviser uses a quantitative process to make individual security and industry sector selection decisions and to integrate those decisions. The portfolio manager seeks to position the Fund’s portfolio to deliver consistent risk-adjusted returns, with a low tracking error to the Fund’s benchmark, over time. The process begins with the Investment Adviser’s quantitative research model, which estimates a rate of return for each stock in the investment universe based on an array of factors. The research model focuses on key characteristics of change such as earnings trends, the rate of earnings acceleration in reported and expected earnings and positive earnings revisions. In the opinion of the Investment Adviser, companies with upward earnings revisions and those reporting earnings above expectations will outperform the market.

When determining whether positive change is sustainable over the long term, the Investment Adviser analyzes fundamental quality by focusing on a number of variables including earnings acceleration and valuation measures. Once the Investment Adviser has assessed an investment opportunity for the presence of a positive catalyst and sustainability, it seeks confirming signals that these changes are beginning to be recognized by the market through rising stock prices.

The Fund may also lend portfolio securities on a short-term or long-term basis, up to 30% of its total assets. The Investment Adviser expects a high portfolio turnover rate which can be 100% or more.

PRINCIPAL INVESTMENTS

Normally, the Fund invests at least 80% of its net assets in common stock of large U.S. companies. The Fund will provide shareholders with at least 60 days’ prior notice of any change in this investment policy.

PRIMARY RISKS

Because you could lose money by investing in the Fund, be sure to read all risk disclosures carefully before investing. The Fund is primarily subject to the following risks:

¢ Stock Market Volatility—The prices of equity securities change in response to many factors, including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions, domestic and worldwide political events, and market liquidity. Stock prices are unpredictable, may fall suddenly and may continue to fall for extended periods.

To the extent the Fund is overweighted in certain market sectors compared to the Russell 1000 Growth Index, the Fund may be more volatile than the Index.

¢ Securities Lending—There is the risk that when lending portfolio securities, the securities may not be available to the Fund on a timely basis and the Fund may, therefore, lose the opportunity to sell the securities at a desirable price.

¢ Active Portfolio Trading—A high portfolio turnover rate has the potential to generate more taxable short-term gains that may be taxed as ordinary income and may have an adverse effect on the Fund’s after tax performance.

For further explanation, see “Principal Strategies, Risks and Other Information” starting on page 30.

PAST PERFORMANCE

The following graph and table show the Fund’s annual returns and its long-term performance. The graph shows how the Fund’s total return has varied from year to year, while the table shows performance over time. This information provides some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and by showing how the Fund’s average annual returns compare with those of a broad measure of market performance.

Average annual return is determined by taking the Fund’s performance over a given period and expressing it as an average annual rate. All figures assume dividend reinvestment. Past performance, before and after taxes, does not indicate future results.

U.S. SYSTEMATIC LARGE CAP GROWTH FUND

Average annual total return as of 12/31/08

	1 Year	5 Year	10 Year	Since Inception (12/27/96)
Fund:
Before Taxes	–41.49%	–2.95%	–5.01%	2.78%
After Taxes on Distributions	–41.49	–2.95	–5.12	1.86
After Taxes on Distributions and Sale of Fund shares	–26.97	–2.49	–4.12	1.88
Index: (reflects no deduction for fees, expenses or taxes)
Russell 1000 Growth	–38.43	–3.43	–4.27	1.18

The Fund’s year to date performance as of June 30, 2009 was +7.01%.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who are tax exempt or who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. In some cases the return after taxes may exceed the return before taxes due to an assumed tax benefit from any losses on a sale of Fund shares at the end of the measurement period.

The Russell 1000 Growth is an unmanaged index containing those companies among the Russell 1000 Index with higher than average price-to-book ratios and forecasted growth. The Russell 1000 Index contains the top 1,000 securities of the Russell 3000 Index, which is comprised of the 3,000 largest U.S. companies as determined by total market capitalization. The Russell 1000 Growth is considered generally representative of the market for large cap stocks. Investors may not make a direct investment into an index.

The Fund commenced investment operations on December 27, 1996, with the offering of Class I shares and subsequently offered Class R shares on May 21, 1999. The performance shown above includes the performance of the Fund’s Class I shares for periods prior to the issuance of Class R shares. Class I and R shares have no sales charges, but Class R shares have a distribution and shareholder service fee of .25%. Historical performance returns of the Class I shares do not reflect the fees applicable to Class R shares which would have made returns slightly lower.

All performance results reflect any applicable expense subsidies and waivers in effect during the periods shown; without these, the results would have been lower.

INVESTOR FEES AND EXPENSES

As an investor, you pay certain fees and expenses in connection with the Fund, which are described in the table below. Annual Fund Operating Expenses are paid out of the Fund assets, so their effect is included in the share price.

Annual Fund Operating Expenses Expenses paid from Fund assets as a percentage of average daily net assets
Management fee	0.45%
Distribution fee (12b-1 fee)†	0.25%
Other expenses	0.72%

Total Annual Fund Operating Expenses	1.42%

† Rule 12b-1 fee: The Fund has adopted a plan under rule 12b-1 that allows the Fund to pay distribution fees for the sale and distribution of its shares. Because this fee is paid out of the Fund’s assets on an ongoing basis, over time it will increase the cost of your investment and may cost you more than paying other types of sales charges.

The Fund’s expense information contained in the table has been restated to reflect current fees.

Other expenses reflect an administrative fee paid to the Investment Adviser of 0.64%, and 0.08% in trustees’, tax and interest expense incurred during the most recent fiscal year. See “Organization and Management—Administrative and Shareholder Services.”

The Fund has arrangements with its brokers, whereby commissions paid by the Fund, are used to reduce Fund expenses and offset fees. If these expense reductions and fee offsets are taken into account, “Total Annual Fund Operating Expenses” would be 1.40%.

EXAMPLE:

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund’s Shares for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses are after waivers for the 1 year period, and before waivers for the other periods shown. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Year 1	Year 3	Year 5	Year 10
$149	$470	$824	$1,875

The example does not take into account any offset arrangements that the Fund will enter into with its brokers. If the offset credits described were applied to the above example, your cost for the 1,3,5 and 10 year periods would be $147, $463, $812 and $1,849, respectively.

GLOBAL SELECT FUND

GOAL AND PRINCIPAL STRATEGY

The Fund seeks maximum long-term capital appreciation. In pursuing its investment objective the Fund invests in a broad range of U.S. and non-U.S. companies in different industries that, in the Investment Adviser’s opinion, represent competitive advantages through a positive change at the company level, offer a sustainable advantage, and whose shares represent a timely investment opportunity. The Investment Adviser considers companies with these characteristics regardless of respective capitalization, domicile, or industry.

In analyzing specific companies for possible investment, the Fund’s Investment Adviser ordinarily looks for several of the following characteristics: above-average per share earnings growth; high return on invested capital; a healthy balance sheet; sound financial and accounting policies and overall financial strength; strong competitive advantages; effective research and product development and marketing; development of new technologies; efficient service; pricing flexibility; strong management; and general operating characteristics that will enable the companies to compete successfully in their respective markets. The Investment Adviser considers whether to sell a particular security when any of those factors materially changes.

The Investment Adviser allocates the Fund’s assets among securities of countries, including countries with emerging markets, that are expected to provide the best opportunities for meeting the Fund’s investment objective. Under normal circumstances, the Fund will invest a significant amount of its assets outside the United States.

The Fund may also lend portfolio securities on a short-term or long-term basis, up to 30% of its total assets. The Investment Adviser expects a high portfolio turnover rate which can be 200% or more.

PRINCIPAL INVESTMENTS

The Fund normally invests at least 75% of its net assets in equity securities. The Fund normally invests at least 80% of its net assets in the common stock of companies that are tied economically to a number of different countries throughout the world, one of which may be the United States. The Fund will provide shareholders with at least 60 days’ prior notice of any change in this investment policy. When in the opinion of the Investment Adviser, greater investment opportunities exist, the Fund may also invest in companies located in countries with emerging securities markets.

PRIMARY RISKS

Because you could lose money by investing in the Fund, be sure to read all risk disclosures carefully before investing. The Fund is primarily subject to the following risks:

¢ Stock Market Volatility—The prices of equity securities change in response to many factors, including the historical and prospective earnings of the issuer, its market capitalization, the value of its assets, general economic conditions, interest rates, investor perceptions, domestic and worldwide political events, and market liquidity. Stock prices are unpredictable, may fall suddenly and may continue to fall for extended periods.

¢ Non-U.S. Securities Risks—The prices of non-U.S. securities may be further affected by other factors, including:

Currency exchange rates—The dollar value of the Fund’s non-U.S. investments will be affected by changes in the exchange rates between the dollar and the currencies in which those investments are traded.

Political and economic conditions—The value of the Fund’s non-U.S. investments may be adversely affected by political and social instability in their home countries and by changes in economic or taxation policies in those countries.

Regulations—Non-U.S. companies generally are subject to less stringent regulations, including financial and accounting controls, than are U.S. companies. As a result, there generally is less publicly available information about non-U.S. companies than about U.S. companies.

Markets—The securities markets of other countries are smaller than U.S. securities markets. As a result, many non-U.S. securities may be less liquid and their prices may be more volatile than U.S. securities.

Emerging Securities Markets—To the extent that the Fund invests in countries with emerging markets, the non-U.S. securities risks are magnified since these countries may have unstable governments and less established markets.

Equity-Linked Securities—Equity-Linked Securities are derivative instruments that replicate the characteristics of an underlying security. In addition to other non-U.S. securities risks, Equity-Linked Securities involve the risk that the issuer may default on its obligations under the security.

¢ Securities Lending—There is the risk that when lending portfolio securities, the securities may not be available to the Fund on a timely basis and the Fund may, therefore, lose the opportunity to sell the securities at a desirable price.

¢ Smaller Issuers—Investments in small- and mid-capitalization companies entails greater risk because these companies may have unproven track records, limited product or service base, limited access to capital and may be more likely to fail than larger more established companies. Information regarding smaller companies may be less available, incomplete or inaccurate, and their securities may trades less frequently than those of larger companies.

¢ Active Portfolio Trading—A high portfolio turnover rate has the potential to generate more taxable short-term gains that may be taxed as ordinary income and may have an adverse effect on the Fund’s after tax performance.

For further explanation, see “Principal Strategies, Risks and Other Information” starting on page 30.

PAST PERFORMANCE

The following graph and table show the Fund’s annual returns and its long-term performance. The graph shows how the Fund’s total return has varied from year to year, while the table shows performance over time. This information provides some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and by showing how the Fund’s average annual returns compare with those of a broad measure of market performance.

GLOBAL SELECT FUND

Average annual return is determined by taking the Fund’s performance over a given period and expressing it as an average annual rate. All figures assume dividend reinvestment. Past performance, before and after taxes, does not indicate future results.

Average annual total return as of 12/31/08

	1 Year	5 Year	10 Year	Since Inception (9/30/97)
Fund:
Before Taxes	–45.12%	0.08%	5.81%	8.63%
After Taxes on Distributions	–60.77	–8.67	–1.33	2.07
After Taxes on Distributions and Sale of Fund shares	–19.67	–0.05	3.56	6.25
Index: (reflects no deduction for fees, expenses or taxes)
MSCI ACWI	–41.85	0.44	0.23	1.69

The Fund’s year to date performance as of June 30, 2009 was +11.76%.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who are tax exempt or who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. In some cases the return after taxes may exceed the return before taxes due to an assumed tax benefit from any losses on a sale of Fund shares at the end of the measurement period.

The Morgan Stanley Capital International (“MSCI”) All Country World Index is an unmanaged, market capitalization weighted index composed of approximately 2000 companies with average market capitalizations of approximately US $10 billion. The index is representative of the market structure of 22 developed countries in North America, Europe and the Pacific Rim. The index excludes closed markets and those shares in otherwise free markets that are not purchasable by foreigners. Investors may not make a direct investment into an index,

The Fund commenced investment operations on September 30, 1997 with the offering of Class I shares and subsequently offered Class R shares on May 5, 2004. The performance shown above includes the performance of the Fund’s Class I shares for periods prior to the issuance of Class R shares and for subsequent periods during which no Class R shares were issued. Class I and R shares have no sales charges, but Class R shares have a distribution and shareholder services fee of .25%. Historical performance returns of the Class I shares do not reflect the distribution and shareholder servicing fee applicable to Class R shares which would have made returns slightly lower.

All performance results reflect any applicable expense subsidies and waivers in effect during the periods shown; without these, the results would have been lower.

INVESTOR FEES AND EXPENSES

As an investor, you pay certain fees and expenses in connection with the Fund, which are described in the table below. Annual Fund Operating Expenses are paid out of the Fund assets, so their effect is included in the share price.

Annual Fund Operating Expenses Expenses paid from Fund assets as a percentage of average daily net assets
Management fee	0.65%
Distribution fee (12b-1 fee)†	0.25%
Other expenses	0.52%

Total Annual Fund Operating Expenses	1.42%

† Rule 12b-1 fee: The Fund has adopted a plan under Rule 12b-1 that allows the Fund to pay distribution fees for the sale and distribution of its shares. Because this fee is paid out of the Fund’s assets on an ongoing basis, over time it will increase the cost of your investment and may cost you more than paying other types of sales charges.

The Fund’s expense information contained in the table has been restated to reflect current fees.

Other expenses reflect an administrative fee paid to the Investment Adviser of 0.47%, and 0.05% in trustees’, tax and interest expense incurred during the most recent fiscal year. See “Organization and Management—Administrative and Shareholder Services.”

The Fund has arrangements with its brokers, whereby commissions paid by the Fund, are used to reduce Fund expenses and offset fees. If these expense reductions and fee offsets are taken into account, “Total Annual Fund Operating Expenses” would be 1.31%.

EXAMPLE:

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual Funds. The example assumes that you invest $10,000 in the Fund’s Shares for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses are after waivers for the 1 year period and before waivers for the other periods shown. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Year 1	Year 3	Year 5	Year 10
$149	$470	$824	$1,875

The example above does not take into account any offset arrangements that the Fund will enter into with its brokers. if the offset credits described were applied to the above example, your cost for the 1,3,5 and 10 year periods would be $138, $434, $760 and $1,730, respectively.

INTERNATIONAL GROWTH FUND

GOAL AND PRINCIPAL STRATEGY

The Fund seeks maximum long-term capital appreciation. In pursuing this goal, the Fund invests in a diversified portfolio of equity securities of companies primarily located in developed non-U.S. markets.

The Investment Adviser conducts “bottom-up” individual company analysis to identify companies that, in the Investment Adviser’s opinion, represent competitive advantages through a positive change at the company level, offer a sustainable advantage, and whose shares represent a timely investment opportunity. The Investment Adviser considers companies with these characteristics regardless of domicile or industry, and typically spreads the Fund’s investments among ten or more countries outside of the U.S. Investments are generally in companies with a $1 billion market capitalization or greater. The fund may invest in companies in lesser-developed countries.

The Fund may also lend portfolio securities on a short-term basis, up to 30% of its total assets. The Investment Adviser expects a high portfolio turnover rate which can be 200% or more.

PRINCIPAL INVESTMENTS

The Fund normally invests at least 75% of its net assets in common stocks. Under normal conditions, the Fund invests at least 80% of its net assets in the securities of companies that are tied economically to a number of different foreign countries throughout the world. The Fund will provide shareholders with at least 60 days’ prior notice of any change in this investment policy. The Fund may also invest in companies located in countries with emerging securities markets and in the securities of issuers with smaller market capitalizations. The Fund may invest up to 20% of its assets in U.S. companies.

PRIMARY RISKS

Because you could lose money by investing in the Fund, be sure to read all risk disclosures carefully before investing. The Fund is primarily subject to the following risks:

¢ Stock Market Volatility—The prices of equity securities change in response to many factors, including the historical and prospective earnings of the issuer, its market capitalization, the value of its assets, general economic conditions, interest rates, investor perceptions, domestic and worldwide political events, and market liquidity. Stock prices are unpredictable, may fall suddenly and may continue to fall for extended periods.

¢ Smaller Issuers—Investments in small- and mid-capitalization companies entails greater risk because these companies may have unproven track records, limited product or service base, limited access to capital and may be more likely to fail than larger more established companies. Information regarding smaller companies may be less available, incomplete or inaccurate, and their securities may trade less frequently than those of larger companies.

¢ Non-U.S. Securities Risks—The prices of non-U.S. securities may be further affected by other factors, including:

Currency exchange rates—The dollar value of the Fund’s non-U.S. investments will be affected by changes in the exchange rates between the dollar and the currencies in which those investments are traded.

Political and economic conditions—The value of the Fund’s non-U.S. investments may be adversely affected by political and social instability in their home countries and by changes in economic or taxation policies in those countries.

Regulations—Non-U.S. companies generally are subject to less stringent regulations, including financial and accounting controls, than are U.S. companies. As a result, there generally is less publicly available information about non-U.S. companies than about U.S. companies.

Markets—The securities markets of other countries are smaller than U.S. securities markets. As a result, many non-U.S. securities may be less liquid and their prices may be more volatile than U.S. securities.

Emerging Securities Markets—To the extent that the Fund invests in countries with emerging markets, the non-U.S. securities risks are magnified since these countries may have unstable governments and less established markets.

Equity-Linked Securities—Equity-Linked Securities are derivative instruments that replicate the characteristics of an underlying security. In addition to other non-U.S. securities risks, Equity-Linked Securities involve the risk that the issuer may default on its obligations under the security.

¢ Securities Lending—There is the risk that when lending portfolio securities, the securities may not be available to the Fund on a timely basis and the Fund may, therefore, lose the opportunity to sell the securities at a desirable price.

¢ Active Portfolio Trading—A high portfolio turnover rate has the potential to generate more taxable short-term gains that may be taxed as ordinary income and may have an adverse effect on the Fund’s after tax performance.

See “Principal Strategies, Risks and Other Information” starting on page 30.

PAST PERFORMANCE

The following graph and table below show the Fund’s annual returns and its long-term performance. The graph shows how the Fund’s total return has varied from year to year, while the table shows performance over time. This information provides some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and by showing how the Fund’s average annual returns compare with those of a broad measure of market performance.

Average annual return is determined by taking the Fund’s performance over a given period and expressing it as an average annual rate. All figures assume dividend reinvestment. Past performance, before and after taxes, does not indicate future results.

INTERNATIONAL GROWTH FUND

Average annual total return as of 12/31/08

	1 Year	5 Year	10 Year	Since Inception (6/30/99)
Fund:
Before Taxes	–43.60%	6.55%	N/A	4.87%
After Taxes on Distributions	–44.77	5.22	N/A	2.66
After Taxes on Distributions and Sale of Fund shares	–26.66	6.39	N/A	3.59
Index: (reflects no deduction for fees, expenses or taxes)
MSCI EAFE GROWTH	–42.46	1.77	N/A	–0.98
MSCI EAFE	–43.06	2.10	N/A	0.78

The Fund’s year to date performance as of June 30, 2009 was +2.05%.

On November 18, 2005, the Fund became the successor entity to the Nicholas-Applegate International All Cap Growth Fund, a series of the Professionally Managed Portfolios (“Acquired Fund”). The Acquired Fund transferred all of its assets and liabilities in exchange for shares of the Fund, and the investment objectives, policies and limitations of the Fund are substantially similar to the those of the Acquired Fund. The performance shown above includes the performance of the Acquired Fund from June 30, 1999 to November 18, 2005.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who are tax exempt or who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. In some cases the return after taxes may exceed the return before taxes due to an assumed tax benefit from any losses on a sale of Fund shares at the end of the measurement period.

The Morgan Stanley Capital International (“MSCI”) Europe, Australasia, Far East Index (“EAFE”) is an unmanaged index of over 900 companies, and is a generally accepted benchmark for major overseas markets. Index weightings represent the relative capitalizations of the major overseas markets included in the index on a U.S. dollar adjusted basis. Unless otherwise noted, equity index returns reflect the reinvestment of all income dividends and capital gains, if any. Index return calculations do not reflect fees, brokerage commissions or other expenses of investing. Investors may not make direct investments into any index. The growth index consists of the top 50% of the MSCI EAFE, those companies with the highest Price/Book Value ratio.

The Fund commenced investment operations with the offering of both Class I and Class R shares. The performance shown above includes the performance of the Fund’s Class I shares for periods prior to the issuance of Class R shares. Class I and R shares have no sales charges, but Class R shares have a distribution and shareholder service fee of .25%. Historical performance returns of the Class I shares do not reflect the fees applicable to Class R shares, which would have made slightly lower returns.

All performance results reflect any applicable expense subsidies and waivers in effect during the periods shown; without these, the results would have been lower.

INVESTOR FEES AND EXPENSES

As an investor, you pay certain fees and expenses in connection with the Fund, which are described in the table below. Annual Fund Operating Expenses are paid out of the Fund assets, so their effect is included in the share price.

Class R
Management fee	0.85%
Distribution fee (12b-1 fee)	0.25%
Other expenses	0.31%

Total Annual Fund Operating Expenses	1.41%

† Rule 12b-1 fee: The Fund has adopted a plan under Rule 12b-1 that allows the Fund to pay distribution fees for the sale and distribution of its shares. Because this fee is paid out of the Fund’s assets on an ongoing basis, over time it will increase the cost of your investment and may cost you more than paying other types of sales charges.

The Fund’s expense information contained in the table has been restated to reflect current fees.

Other expenses reflect an administrative fee paid to the Investment Adviser of 0.27%, and 0.04% in trustees’, tax and interest expense incurred during the most recent fiscal year. See “Organization and Management—Administrative and Shareholder Services.”

The Fund has arrangements with its brokers, whereby commissions paid by the Fund, are used to reduce Fund expenses and offset fees. If these expense reductions and fee offsets are taken into account, “Total Annual Fund Operating Expenses” would be 1.29%.

EXAMPLE:

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund’s Shares for the time periods indicated and redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses are after waivers, if any, for the 1 year period and before waivers, if any, for the other periods shown. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Year 1	Year 3	Year 5	Year 10
$148	$467	$818	$1,862

The example above does not take into account any offset arrangements that the Fund will enter into with its brokers. If the offset credits described were applied to the above example, your cost for the 1,3,5, and 10 year periods would be $135, $427, $748 and $1,704, respectively.

EMERGING MARKETS FUND

GOAL AND PRINCIPAL STRATEGY

The Fund seeks maximum long-term capital appreciation. In pursuing this goal, the Fund invests primarily in stocks of companies located in countries with emerging securities markets—that is, countries with securities markets which are, in the opinion of the Investment Adviser, less sophisticated than more developed markets in terms of participation, analyst coverage, liquidity and regulation. These are markets which have yet to reach a level of maturity associated with developed foreign stock markets, especially in terms of participation by investors.

The Fund seeks to achieve its investment objective by investing primarily in companies located in the countries represented in the Fund’s benchmark, the MSCI Emerging Markets Index. The Investment Adviser’s “Emerging Markets Systematic” investment approach uses a quantitative process to make individual security, industry sector, country and currency selection decisions, and to integrate those decisions. The portfolio managers seek to position the Fund’s portfolio to deliver consistent risk-adjusted returns, with a low tracking error to the Fund’s benchmark, over time. The portfolio managers believe that their investment process results in a clearly defined buy and sell discipline that will continually drive the Fund’s portfolio toward new excess return opportunities.

The Investment Adviser allocates the Fund’s assets among securities of countries that are expected to provide the best opportunities for meeting the Fund’s investment objective. The Fund may also lend portfolio securities on a short-term basis, up to 30% of its total assets. The Investment Adviser expects a high portfolio turnover rate which can be 150% or more.

PRINCIPAL INVESTMENTS

The Fund normally invests at least 75% of its net assets in common stock. In addition, the Fund spreads its investments among countries. Normally, at least 80% of its net assets will be invested in companies that are tied economically to a number of different countries with emerging securities markets. The Fund will provide shareholders with at least 60 days’ prior notice of any change in this investment policy. The Fund may invest up to 20% of its assets in U.S. companies.

PRIMARY RISKS

Because you could lose money by investing in the Fund, be sure to read all risk disclosures carefully before investing. The Fund is primarily subject to the following risks:

¢ Stock Market Volatility—The prices of equity securities change in response to many factors, including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions, domestic and worldwide political events, and market liquidity. Stock prices are unpredictable, may fall suddenly and may continue to fall for extended periods.

¢ Smaller Issuers—Investments in small- and mid-capitalization companies entails greater risk because these companies may have unproven track records, limited product or service base, limited access to capital and may be more likely to fail than larger more established companies. Information regarding smaller companies may be less available, incomplete or inaccurate, and their securities may trades less frequently than those of larger companies.

¢ Non-U.S. Securities Risks—The prices of non-U.S. securities may be further affected by other factors, including:

Currency exchange rates—The dollar value of the Fund’s non-U.S. investments will be affected by changes in the exchange rates between the dollar and the currencies in which those investments are traded.

Political and economic conditions—The value of the Fund’s non-U.S. investments may be adversely affected by political and social instability in their home countries and by changes in economic or taxation policies in those countries.

Regulations—Non-U.S. companies generally are subject to less stringent regulations, including financial and accounting controls, than are U.S. companies. As a result, there generally is less publicly available information about foreign companies than about U.S. companies.

Markets—The securities markets of other countries are smaller than U.S. securities markets. As a result, many non-U.S. securities may be less liquid and their prices may be more volatile than U.S. securities.

Emerging Securities Markets—Non-U.S. securities risks are magnified in countries with emerging securities markets since these countries may have unstable governments and less established markets.

EMERGING MARKETS FUND

Equity-Linked Securities—Equity-Linked Securities are derivative instruments that replicate the characteristics of an underlying security. In addition to other non-U.S. securities risks, Equity-Linked Securities involve the risk that the issuer may default on its obligations under the security.

¢ Securities Lending—There is the risk that when lending portfolio securities, the securities may not be available to the Fund on a timely basis and the Fund may, therefore, lose the opportunity to sell the securities at a desirable price.

¢ Active Portfolio Trading—A high portfolio turnover rate has the potential to generate more taxable short-term gains that may be taxed as ordinary income and may have an adverse effect on the Fund’s after tax performance.

¢ Lack of Operating History—The Fund has fewer than three years of operating history upon which prospective shareholders can evaluate their likely performance.

For further explanation, see “Principal Strategies, Risks and Other Information” starting on page 30.

PAST PERFORMANCE

The following graph and table show the Fund’s annual returns and its long-term performance. The Graph shows how the Fund’s total return has varied from year to year, while the table shows performance over time. This information provides some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and by showing how the Fund’s average annual returns compare with those of a broad measure of market performance.

Average annual return is determined by taking the Fund’s performance over a given period and expressing it as an average annual rate. All figures assume dividend reinvestment. Past performance, before and after taxes, does not indicate future results.

Average annual total return as of 12/31/08

	1 Year	5 Year	10 Year	Since Inception (8/18/06)
Fund:
Before Taxes	–57.41%	N/A	N/A	–10.65%
After Taxes on Distributions	–59.82	N/A	N/A	–14.45
After Taxes on Distributions and Sale of Fund shares	–36.99	N/A	N/A	–10.22
Index: (reflects no deduction for fees, expenses or taxes)
MSCI EM Index	–53.18	N/A	N/A	–10.31

The Fund’s year to date performance as of June 30, 2009 was +26.75%.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who are tax exempt or who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. In some cases the return after taxes may exceed the return before taxes due to an assumed tax benefit from any losses on a sale of Fund shares at the end of the measurement period.

The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in the global emerging markets. Unless otherwise noted, equity index returns reflect the reinvestment of all income dividends and capital gains, if any. Index return calculations do not reflect fees, brokerage commissions or other expenses of investing. Investors may not make direct investments into any index.

The Fund commenced investment operations with the offering of both Class I and Class R shares. The performance shown above includes the performance of the Fund’s Class I shares for periods prior to the issuance of Class R shares. Class I and R shares have no sales charges, but Class R shares have a distribution and shareholder service fee of .25%. Historical performance returns of the Class I shares do not reflect the fees applicable to Class R shares, which would have made slightly lower returns.

All performance results reflect any applicable expense subsidies and waivers in effect during the periods shown; without these, the results would have been lower.

EMERGING MARKETS FUND

INVESTOR FEES AND EXPENSES

As an investor, you pay certain fees and expenses in connection with the Fund, which are described in the table below. Annual Fund Operating Expenses are paid out of the Fund assets, so their effect is included in the share price.

Annual Fund Operating Expenses Expenses paid from Fund assets as a percentage of average daily net assets
Management fee	0.90%
Distribution fee (12b-1 fee)†	0.25%
Other expenses	0.50%

Total Annual Fund Operating Expenses	1.65%

† Rule 12b-1 fee: The Fund has adopted a plan under Rule 12b-1 that allows the Fund to pay distribution fees for the sale and distribution of its shares. Because this fee is paid out of the Fund’s assets on an ongoing basis, over time it will increase the cost of your investment and may cost you more than paying other types of sales charges.

The Fund’s expense information contained in the table has been restated to reflect current fees.

Other expenses reflect an administrative fee paid to the Investment Adviser of 0.42%, and 0.08% in trustees’, tax and interest expense, based on estimated amounts for the current fiscal year. See “Organization and Management—Administrative and Shareholder Services.”

The Fund has arrangements with its brokers, whereby commissions paid by the Fund, are used to reduce Fund expenses and offset fees. If these expense reductions and fee offsets are taken into account, “Total Annual Fund Operating Expenses” would be 1.62%.

EXAMPLE:

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual Funds. The example assumes that you invest $10,000 in the Fund’s Shares for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses are after waivers for the 1 year period and before waivers for the other periods shown. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Year 1	Year 3	Year 5	Year 10
$173	$546	$957	$2,179

The example above does not take into account any offset arrangements that the Fund will enter into with its brokers. if the offset credits described were applied to the above example, your cost for the 1,3,5 and 10 year periods would be $170, $536, $940 and $2,139, respectively.

INTERNATIONAL SYSTEMATIC FUND

GOAL AND PRINCIPAL STRATEGY

The Fund seeks maximum long-term capital appreciation. In pursuing this goal, the Fund invests primarily in companies located throughout the world.

The Fund seeks to achieve its investment objective by investing primarily in companies located in the developed countries represented in the Fund’s benchmark, the MSCI EAFE Index. The Investment Adviser’s “International Systematic” investment approach uses a quantitative process to make individual security, industry sector, country and currency selection decisions and to integrate those decisions. The portfolio managers seek to position the Fund’s portfolio to deliver consistent risk-adjusted returns, with a low tracking error to the Fund’s benchmark, over time. The portfolio managers believe that their investment process results in a clearly defined buy and sell discipline that will continually drive the Fund’s portfolio toward new excess return opportunities.

The Fund may also lend portfolio securities on a short-term or long-term basis, up to 30% of its total assets. The Investment Adviser expects a high portfolio turnover rate which can be 200% or more.

PRINCIPAL INVESTMENTS

The Fund normally invests at least 75% of its net assets in common stocks. Under normal conditions, the Fund invests at least 80% of its net assets in the securities of companies that are tied economically to a number of different foreign countries throughout the world. The Fund’s investments are not limited with respect to the capitalization size of issuers. The Fund will provide shareholders with at least 60 days’ prior notice of any change in this investment policy. The Fund may invest up to 20% of its assets in U.S. companies.

PRIMARY RISKS

Because you could lose money by investing in the Fund, be sure to read all risk disclosures carefully before investing. The Fund is primarily subject to the following risks:

¢ Stock Market Volatility—The prices of equity securities change in response to many factors, including the historical and prospective earnings of the issuer, its market capitalization, the value of its assets, general economic conditions, interest rates, investor perceptions, domestic and worldwide political events, and market liquidity. Stock prices are unpredictable, may fall suddenly and may continue to fall for extended periods.

¢ Smaller Issuers—Investments in small- and mid-capitalization companies entails greater risk because these companies may have unproven track records, limited product or service base, limited access to capital and may be more likely to fail than larger more established companies. Information regarding smaller companies may be less available, incomplete or inaccurate, and their securities may trades less frequently than those of larger companies.

¢ Non-U.S. Securities Risks—The prices of non-U.S. securities may be further affected by other factors, including:

Currency exchange rates—The dollar value of the Fund’s non-U.S. investments will be affected by changes in the exchange rates between the dollar and the currencies in which those investments are traded.

Political and economic conditions—The value of the Fund’s non-U.S. investments may be adversely affected by political and social instability in their home countries and by changes in economic or taxation policies in those countries.

Regulations—Non-U.S. companies generally are subject to less stringent regulations, including financial and accounting controls, than are U.S. companies. As a result, there generally is less publicly available information about non-U.S. companies than about U.S. companies.

Equity-Linked Securities—Equity-Linked Securities are derivative instruments that replicate the characteristics of an underlying security. In addition to other non-U.S. securities risks, Equity-Linked Securities involve the risk that the issuer may default on its obligations under the security.

Markets—The securities markets of other countries are smaller than U.S. securities markets. As a result, many non-U.S. securities may be less liquid and their prices may be more volatile than U.S. securities.

¢ Securities Lending—There is the risk that when lending portfolio securities, the securities may not be available to the Fund on a timely basis and the Fund may, therefore, lose the opportunity to sell the securities at a desirable price.

¢ Active Portfolio Trading—A high portfolio turnover rate has the potential to generate more taxable short-term gains for shareholders and may have an adverse effect on the Fund’s after tax performance.

For further explanation, see “Principal Strategies, Risks and Other Information” starting on page 30.

PAST PERFORMANCE

The following graph and table show the Fund’s annual returns and its long-term performance. The Graph shows how the Fund’s total return has varied from year to year, while the table shows performance over time. This information provides some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and by showing how the Fund’s average annual returns compare with those of a broad measure of market performance.

Average annual return is determined by taking the Fund’s performance over a given period and expressing it as an average annual rate. All figures assume dividend reinvestment. Past performance, before and after taxes, does not indicate future results.

INTERNATIONAL SYSTEMATIC FUND

Average annual total return as of 12/31/08

	1 Year	5 Year	10 Year	Since Inception (7/6/05)
Fund:
Before Taxes	–44.95%	N/A	N/A	–2.46%
After Taxes on Distributions	–45.23	N/A	N/A	–3.34
After Taxes on Distributions and Sale of Fund shares	–28.65	N/A	N/A	–2.19
Index: (reflects no deduction for fees, expenses or taxes)
MSCI EAFE Index	–43.06	N/A	N/A	–2.07

The Fund’s year to date performance as of June 30, 2009 was +3.76%.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who are tax exempt or who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. In some cases the return after taxes may exceed the return before taxes due to an assumed tax benefit from any losses on a sale of Fund shares at the end of the measurement period.

The Morgan Stanley Capital International (“MSCI”) Europe, Australasia, Far East Index (“EAFE”) is an unmanaged index of over 900 companies, and is a generally accepted benchmark for major overseas markets. Index weightings represent the relative capitalizations of the major overseas markets included in the index on a U.S. dollar adjusted basis. Unless otherwise noted, equity index returns reflect the reinvestment of all income dividends and capital gains, if any. Index return calculations do not reflect fees, brokerage commissions or other expenses of investing. Investors may not make direct investments into any index.

The Fund commenced investment operations with the offering of both Class I and Class R shares. The performance shown above includes the performance of the Fund’s Class I shares for periods prior to the issuance of Class R shares. Class I and R shares have no sales charges, but Class R shares have a distribution and shareholder service fee of ..25%. Historical performance returns of the Class I shares do not reflect the fees applicable to Class R shares, which would have made slightly lower returns.

All performance results reflect any applicable expense subsidies and waivers in effect during the periods shown; without these, the results would have been lower.

INVESTOR FEES AND EXPENSES

As an investor, you pay certain fees and expenses in connection with the Fund, which are described in the table below. Total Annual Fund Operating Expenses are paid out of Fund assets, so their effect is included in the share price.

Annual Fund Operating Expenses Expenses paid from Fund assets as a percentage of average daily net assets
Management fee	0.50%
Distribution fee (12b-1 fee)†	0.25%
Other expenses	0.52%

Total Annual Fund Operating Expenses	1.27%

† Rule 12b-1 fee: The Fund has adopted a plan under Rule 12b-1 that allows the Fund to pay distribution fees for the sale and distribution of its shares. Because this fee is paid out of the Fund’s assets on an ongoing basis, over time it will increase the cost of your investment and may cost you more than paying other types of sales charges.

* Other expenses are based on estimated amounts for the current fiscal year.

Other expenses reflect an administrative fee paid to the Investment Adviser of 0.48%, and 0.04% in trustees’, tax and interest expense incurred during the most recent fiscal year. See “Organization and Management—Administrative and Shareholder Services.”

The Fund has arrangements with its brokers, whereby commissions paid by the Fund, are used to reduce Fund expenses and offset fees. If these expense reductions and fee offsets are taken into account, “Total Annual Fund Operating Expenses” would be 1.24%.

EXAMPLE:

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual Funds. The example assumes that you invest $10,000 in the Fund’s Shares for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses are after waivers for the 1 year period and before waivers for the other periods shown. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Year 1	Year 3	Year 5	Year 10
$133	$420	$737	$1,677

The example above does not take into account any offset arrangements that the Fund will enter into with its brokers. if the offset credits described were applied to the above example, your cost for the 1,3,5, and 10 year periods would be $130, $410, $719 and $1,638, respectively.

U.S. HIGH YIELD BOND FUND

GOAL AND PRINCIPAL STRATEGY

The Fund seeks a high level of current income and capital growth. In pursuing its goal, the Fund invests primarily in U.S. corporate bonds rated below investment grade.

In managing the Fund’s investment portfolio, the Fund’s Investment Adviser seeks to minimize the main risk associated with High Yield Bonds—Credit Risk. To this end, the Investment Adviser uses traditional high yield credit analysis combined with a disciplined, fundamental bottom-up research process that facilitates the early identification of high yield issuers demonstrating an ability to improve their fundamental characteristics. In the opinion of the Investment Adviser, high yield bond returns are driven by company performance, not by the direction of interest rates. Portfolio candidates are expected to exceed minimum credit statistics and exhibit the highest visibility of future expected operating performance. The Investment Adviser’s sell discipline is clearly defined and designed to drive the Fund’s portfolio continually toward strength. A series of sell alerts triggering further verification research such as, change in credit fundamentals, decline in relative attractiveness to other issues, and decline in industry fundamentals are utilized and the Investment Adviser will consider selling a particular security if any of the original reasons for purchase materially changes.

PRINCIPAL INVESTMENTS

Normally, the Fund invests at least 80% of its net assets in U.S. corporate bonds rated below investment grade. Below investment grade bonds are generally those rated below BBB by S&P or Baa by Moody’s Investor Services or of comparable quality if unrated. The Fund will provide shareholders with at least 60 days prior notice of any change in this investment policy. For a description of these ratings, see “Bond Quality” beginning on page 33. Securities may bear rates that are fixed, variable or floating and the Fund invests across the entire range of maturities of corporate bonds rated below investment grade.

PRIMARY RISKS

Because you could lose money by investing in the Fund, be sure to read all risk disclosures carefully before investing. The Fund is primarily subject to the following risks:

¢ Below Investment Grade Bonds—The bonds in which the Fund invests have a higher default risk than investment grade bonds. Below investment grade bonds are almost always uncollateralized and subordinated to other debt that an issuer has outstanding. Accordingly, below investment grade bonds and bonds rated in the lowest category of investment grade are considered predominantly speculative.

¢ Liquidity—The liquidity of individual corporate bonds varies considerably. Below investment grade corporate bonds have less liquidity than higher rated investment grade bonds, which may make it more difficult for the Fund to sell or buy at a favorable price and time.

¢ Economic—Below investment grade corporate bond returns are sensitive to changes in the economy. The value of the Fund’s portfolio may decline in tandem with a drop in the overall value of the stock market based on negative developments in the U.S. and global economies. This effect grows more pronounced in bonds with longer outstanding maturities.

¢ Interest Rates—The returns of below investment grade bonds are sensitive to changes in prevailing interest rates. An increase in interest rates may result in a decrease in the value of the Fund’s shares. Bonds with longer durations tend to be more sensitive to changes in interest rates.

For further explanation, see “Principal Strategies, Risks and Other Information” starting on page 30.

PAST PERFORMANCE

The following graph and table show the Fund’s annual returns and its long-term performance. The graph shows how the Fund’s total return has varied from year to year, while the table shows performance over time. This information provides some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and by showing how the Fund’s average annual returns compare with those of a broad measure of market performance.

Average annual return is determined by taking the Fund’s performance over a given period and expressing it as an average annual rate. All figures assume dividend reinvestment. Past performance, before and after taxes, does not indicate future results.

U.S. HIGH YIELD BOND FUND

Average annual total return as of 12/31/08

	1 Year	5 Year	10 Year	Since Inception (7/31/96)
Fund:
Before Taxes	–20.41%	0.24%	3.30%	5.54%
After Taxes on Distributions	–22.87	–2.56	0.01	1.68
After Taxes on Distributions and Sale of Fund shares	–13.01	–1.22	0.91	2.45
Index: (reflects no deduction for fees, expenses or taxes)
Merrill Lynch High Yield Master II	–26.39	–0.86	2.04	3.4

The Fund’s year to date performance as of June 30, 2009 was +23.50%.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who are tax exempt or who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. In some cases the return after taxes may exceed the return before taxes due to an assumed tax benefit from any losses on a sale of Fund shares at the end of the measurement period.

Index: The Merrill Lynch High Yield Master II Index is an unmanaged index consisting of U.S. dollar denominated bonds that are issued in countries having a BBB3 or higher debt rating with at least one year remaining till maturity. All bonds must have a credit rating below investment grade but not in default. Investors may not make a direct investment into an index.

The Fund commenced investment operations on July 31, 1996, with the offering of Class I shares and subsequently offered Class R shares on January 15, 2003. The performance shown above includes the performance of the Fund’s Class I shares for periods prior to the issuance of Class R shares and for subsequent periods during which no Class R shares were issued. Class I and R shares have no sales charge or distribution fee, but Class R shares have a shareholder service fee of .25%. Historical performance returns of the Class I shares do not reflect the shareholder servicing fee applicable to Class R shares which would have made returns slightly lower.

All performance results reflect any applicable expense subsidies and waivers in effect during the periods shown; without these, the results would have been lower.

INVESTOR FEES AND EXPENSES

As an investor, you pay certain fees and expenses in connection with the Fund, which are described in the table below. Annual Fund Operating Expenses are paid out of the Fund assets, so their effect is included in the share price.

Annual Fund Operating Expenses Expenses paid from Fund assets as a percentage of average daily net assets
Management fee	0.40%
Distribution fee (12b-1 fee)†	0.25%
Other expenses	0.24%

Total Annual Fund Operating Expenses	0.89%

† Rule 12b-1 fee: The Fund has adopted a plan under Rule 12b-1 that allows the Fund to pay distribution fees for the sale and distribution of its shares. Because this fee is paid out of the Fund’s assets on an ongoing basis, over time it will increase the cost of your investment and may cost you more than paying other types of sales charges.

The Fund’s expense information contained in the table has been restated to reflect current fees.

Other expenses reflect an administrative fee paid to the Investment Adviser of 0.20%, and 0.04% in trustees’, tax and interest expense, based on estimated amounts for the current fiscal year. See “Organization and Management—Administrative and Shareholder Services.”

EXAMPLE:

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund’s Shares for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses are after waivers for the 1 year period, and before waivers for the other periods shown. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Year 1	Year 3	Year 5	Year 10
$93	$295	$516	$1,175

SIMPLIFIED ACCOUNT INFORMATION

OPENING AN ACCOUNT
For this type of account	Regular Investment	Participants in Qualified Retirement Plans

This is the minimum initial investment	$250,000	Contact your plan administrator or sponsor

Use this type of application	New Account Form

Before completing the application	Each Fund offers a variety of features, which are described in the “Your Account” section of this prospectus. Please read this section before completing the application.

Completing the application	If you need assistance, contact your financial representative, or call the Funds at (800) 551-8043.

If you are a participant in a qualified retirement plan	Make purchases through your plan administrator or sponsor, who is responsible for transmitting orders.

If you are sending money by check

Mail application and check, payable to: Nicholas-Applegate Institutional Funds,

PO Box 480, Milwaukee, WI 53201-0480.

Express mail to: UMBFS, 803 West Michigan Street, Milwaukee, WI 53233-2301, c/o Nicholas-Applegate. The Trust will not accept third-party checks.

If you are sending money by bank wire or ACH

Please read the bank wire or ACH section under the “Buying Shares” section below. You will need to obtain an account number with the Trust by sending a completed application to: Nicholas-Applegate Institutional Funds, PO Box 480, Milwaukee, WI 53201-0480.

Express mail to: UMBFS, 803 West Michigan Street, Milwaukee, WI 53233-2301. To receive your account number, contact your financial representative or call us at (800) 551-8043.

BUYING SHARES
For this type of account	Regular Investment	Participants in Qualified Retirement Plans

The price you will receive	Each Fund is open on days that the New York Stock Exchange is open. All transactions received in good order before the market closes (normally 4:00 p.m. Eastern time) receive that day’s NAV.

If you are a participant in a qualified retirement plan	Make purchases through your plan administrator or sponsor, who is responsible for transmitting orders.

If you are sending money by bank wire

Instruct your bank to wire the amount you wish to invest to:

UMB Bank, N.A.

Kansas City, MO

ABA# 101000695

For credit to: Nicholas-Applegate Institutional Funds

Account# 9871062937

For further credit to:

Investor Account #

Name or Account Registration

SSN or TIN

Identify which Fund to purchase

If you are sending money by ACH	Call your bank to ensure (1) that your bank supports ACH, and (2) this feature is active on your bank account. To establish this option, either complete the appropriate sections when opening an account, contact your financial representative, or call us at (800) 551-8043 for further information. To initiate an ACH purchase, call the Trust at (800) 551-8043.

Anti- Money Laundering Regulations	As part of a Fund’s responsibility for the prevention of money laundering, each Fund may require a detailed verification of a shareholder’s identity, any benefical owner underlying the account and the source of the payment.

EXCHANGING SHARES
For this type of account	Regular Investment	Participants in Qualified Retirement Plans

This is the minimum exchange amount to open a new account	$250,000	Contact your plan administrator or sponsor

The price you will receive	Each Fund is open on days that the New York Stock Exchange is open. All transactions received in good order before the market closes (normally 4:00 p.m. Eastern time) receive that day’s NAV. Redemption proceeds normally are wired or mailed within one business day after receiving a request in proper form. Payment may be delayed up to seven days.

If you are a participant in a qualified retirement plan	Make exchanges through your plan administrator or sponsor, who is responsible for transmitting orders.

Things you should know	The exchange must be to an account with the same registration. If you intend to keep money in the Fund you are exchanging from, make sure that you leave an amount equal to or greater than the Fund’s minimum account size (see the “Opening an Account” section). To protect other investors, the Trust may limit the number of exchanges you can make.

How to request an exchange by phone	Contact your financial representative, or call us at (800) 551-8043. The Trust will accept a request by phone if this feature was previously established on your account. See the “Your Account” section for further information.

How to request an exchange by mail

Please put your exchange request in writing, including: the name on the account, the name of the Fund and the account number you are exchanging from, the shares or dollar amount you wish to exchange, and the Fund you wish to exchange to. Mail this request to: Nicholas-Applegate Institutional Funds,

PO Box 480, Milwaukee, WI 53201-0480.

Express mail to: UMBFS, 803 West Michigan Street, Milwaukee, WI 53233-2301.

SELLING OR REDEEMING SHARES
	In Writing	By Phone

Things you should know	Certain requests may require a signature guarantee. See the next section for further information. You may sell up to the full account value.	Selling shares by phone is a service option which must be established on your account prior to making a request. See the “Your Account” section, or contact your financial representative, or call the Trust at
(800) 551- 8043 for further information. The maximum amount which may be requested by phone, regardless of account size, is $50,000. Amounts greater than that must be requested in writing. If you wish to receive your monies by bank wire, the minimum request is $5,000.

If you purchased shares through a financial representative or plan administrator/sponsor, you should call them regarding the most efficient way to sell shares. If you bought shares recently by check, payment may be delayed until the check clears, which may take up to 15 calendar days from the date of purchase. Sales by a corporation, trust or fiduciary may have special requirements. Please contact your financial representative, a plan administrator/sponsor or us for further information.

SIMPLIFIED ACCOUNT INFORMATION

SELLING OR REDEEMING SHARES
	In Writing	By Phone

The price you will receive	Each Fund is open on days that the New York Stock Exchange is open. All transactions received in good order before the market closes (normally 4:00 p.m. Eastern time) receive that day’s NAV.

If you are a participant in a qualified retirement plan	Make exchanges through your plan administrator or sponsor, who is responsible for transmitting orders.

If you want to receive your monies by bank wire	Please put your request in writing, including: the name of the account owners, account number and Fund you are redeeming from, and the share or dollar amount you wish to sell, signed by all account owners. Mail this request to: Nicholas-Applegate Institutional Funds,
	PO Box 480, Milwaukee, WI 53201-0480. Express mail to: UMBFS, 803 West Michigan Street, Milwaukee, WI 53233-2301. The proceeds will be sent to the existing bank wire address listed on the account.	Contact your financial representative, or call us at (800) 551-8043. The proceeds will be sent to the existing bank wire address listed on the account.

If you want to receive your monies by ACH	Please call us at (800) 551-8043.	Contact your financial representative, or call us at (800) 551-8043. The proceeds will be sent in accordance with the existing ACH instructions on the account and will generally be received at your bank two business days after your request is received in good order.

Redemption in Kind	Each Fund intends to pay in cash for all shares redeemed, but each Fund reserves the right to make payment wholly or partly in shares of investment securities. When a Fund makes a redemption in kind, a shareholder may incur brokerage costs in converting such securities to cash and assumes the market risk during the time required to convert the securities to cash. However, each Fund has elected to be governed by the provisions of Rule 18f-1 under the Investment Company Act, pursuant to which it is obligated to pay in cash all requests for redemptions by any shareholder of record, limited in amount with respect to each shareholder during any 90-day period to the lesser of $250,000 or 1% of the net asset value of a Fund at the beginning of such period.

SIGNATURE GUARANTEES
A definition	A signature guarantee from a financial institution is required to verify the authenticity of an individual’s signature. Signature guarantees must be issued by a participant in a medallion program endorsed by the Securities Transfer Association. Approved programs currently include STAMP, SEMP and MSP.

When you need one

A signature guarantee is needed when making a written request for the following reasons:

1. When selling more than $50,000 worth of shares;

2. When you want a check or bank wire sent to a name or address that is not currently listed on the account;

3. To sell shares from an account controlled by a corporation, partnership, trust or fiduciary; or

4. If your address was changed within the last 60 days.

YOUR ACCOUNT

TRANSACTION POLICIES

Purchase of Shares. Shares are offered at net asset value without a sales charge. The minimum initial investment for opening an account for single and omnibus accounts is $250,000, and the minimum subsequent investment is $10,000. The minimum investment may be waived for purchases of shares made by current or retired directors, trustees, partners, officers and employees of the Trust, the Distributor, the Investment Adviser and its affiliates, certain family members of the above persons, and trusts or plans primarily for such persons or former employees employed by one of its affiliates, or, at the discretion of the Distributor. The Funds may only accept orders for shares in states where they are legally able to offer shares.

The Funds may discontinue sales of their shares if the Investment Adviser and the Trustees believe that continued sales may adversely affect a Fund’s ability to achieve its investment objective. If sales of a Fund’s shares are discontinued, it is expected that existing shareholders invested in that Fund would be permitted to continue to authorize investment in that Fund and to reinvest any dividends or capital gains distributions, absent highly unusual circumstances.

Anti-Money Laundering Program. The Funds are required to comply with various federal anti-money laundering laws and regulations. Consequently, the Funds may be required to “freeze” the account of a shareholder if the shareholder appears to be involved in suspicious activity or if certain account information matches information on government lists of known terrorists or other suspicious persons, or the Funds may be required to transfer the account or proceeds of the account to a government agency. The Funds may also be required to reject a purchase payment, block a shareholder’s account and consequently refuse to implement requests for transfers and withdrawals.

Federal law requires the Funds to obtain, verify and record identifying information, which may include the name, street address, taxpayer identification number or other identifying information from shareholders who open an account with the Fund. The Fund may also ask to see a shareholder’s driver’s license or other identifying documents. Applications without this information may be rejected and orders may not be processed. The Funds reserve the right to place limits on transactions in any account until the identity of the shareholder is verified; to refuse an investment in a Fund or involuntarily redeem a shareholder’s shares and close an account in the event that a shareholder’s identity is not verified within 5 days of the purchase; or suspend the payment of withdrawal proceeds if it is deemed necessary to comply with anti-money laundering regulations. An involuntary redemption may result in an unfavorable tax consequence or loss of principal. The Funds and their agents will not be responsible for any loss resulting from the shareholder’s delay in providing all required identifying information or from closing an account and redeeming a shareholders share when a shareholder’s identity cannot be verified.

Pricing of Shares. The net asset value per share (“NAV”) of the Fund is determined each business day at the close of regular trading on the New York Stock Exchange (usually 4 p.m. Eastern time) by dividing the value of the Funds’ net assets by the number of its shares outstanding.

Securities traded in countries outside the U.S. may not take place on all business days of the New York Stock Exchange, and may occur in various non-U.S. markets on days which are not business days of the New York Stock Exchange. Accordingly, a Fund’s NAV may change on days when the U.S. markets are closed whereby a shareholder of the Fund will not be able to sell their shares.

NAV is based on the market value of the securities in the Funds’ portfolio, equity holdings are valued on the basis of market quotations or official closing prices. If market quotations, official closing prices are not readily available, or are determined not to reflect accurately fair value (such that when the value of a security has been materially affected by events occurring after the close of the exchange or market on which the security is principally traded (for example a foreign exchange or market), but before the Fund calculates its NAV), the Investment Adviser will consider whether to value the security at fair value in accordance with procedures approved by the Funds’ Board of Trustees. Under such procedures, the Investment Adviser will fair value when, in its opinion, publicly available prices are no longer readily available, or are no longer reliable. Such circumstances would include when trading in the security is halted, when an entire market is closed, or when the movement of the markets in the U.S. reach certain trigger points. Fair value of securities will be determined by the Investment Adviser’s pricing committee in good faith using such information as it deems appropriate under the circumstances. Fair value of foreign equity securities may be determined with the assistance of a pricing service using correlations between the movement of prices of foreign securities and indexes of domestic securities and other appropriate indicators, such as closing market prices of relevant ADRs and futures contracts. Using fair value to price securities may result in a value that is different from a security’s most recent closing price and from the prices used by other mutual funds to calculate their net asset values. Foreign securities may trade on days when the Fund does not calculate its NAV and thus may affect the Funds’ NAV on days when shareholders will not be able to purchase or redeem Fund shares.

YOUR ACCOUNT

Buy and Sell Prices. When you buy shares, you pay the NAV, as described earlier. When you sell shares, you receive the NAV. Your financial institution may charge you a fee to execute orders on your behalf.

Execution of Requests. Each Fund is open on the days the New York Stock Exchange is open, usually Monday-Friday. Buy and sell requests are executed at the NAV next calculated after your request is received in good order by the transfer agent or another agent designated by the Trust. The Fund has the right to refuse any purchase order.

Each Fund reserves the right to reject any purchase or to suspend or modify the continuous offering of its shares. Your financial representative is responsible for forwarding payment promptly to the transfer agent. The Trust reserves the right to cancel any buy request if payment is not received within three days.

In unusual circumstances, any Fund may temporarily suspend the processing of sell requests, or may postpone payment of proceeds for up to seven calendar days or longer, as allowed by federal securities laws.

Purchase of Shares Just Before Record Date. If you buy shares of a Fund just before the record date for a distribution (the date that determines who receives the distribution), the Fund will pay that distribution to you. When a distribution is paid, the value of each share of the Fund decreases by the amount of the distribution to reflect the payout. The distribution you receive makes up the decrease in share value. As explained under the Taxability of Dividends section following, the distribution may be subject to income or capital gains taxes. The timing of your purchase means that part of your investment came back to you as taxable income.

Exchanges. On any business day you may exchange all or a portion of your shares for shares of any other available Fund of the same share class.

Market Timing. The Funds do not permit market timing or other excessive trading practices which may disrupt portfolio management strategies and harm Fund performance by diluting the value of portfolio shares and increasing brokerage and administrative costs. To protect the interests of other shareholders in the Funds, the Investment Adviser monitors trading activity and the Funds will take appropriate action, which may include cancellation of exchange privileges (or rejection of any exchange or purchase orders) of any parties who, in the opinion of the Investment Adviser, are engaging in market timing. For these purposes, the Funds may consider a shareholder’s trading history in the Funds. The Funds may change or cancel their exchange policies at any time, upon 60 days’ notice to its shareholders.

Because certain Funds invest in markets throughout the world, they may be especially susceptible to market timing if they allowed excessive trades that can take advantage of the different times that overseas markets are open. The Board has delegated responsibility for pricing securities and reviewing trading practices to the Investment Adviser. These policies and procedures are applied consistently to all shareholders. Although the Fund makes an effort to monitor for market timing activities, the ability of the Funds to monitor trades that are placed by the underlying shareholders of omnibus accounts maintained by brokers, retirement plan accounts and other approved intermediaries may be limited in those instances in which the investment intermediary maintains the underlying shareholder accounts. Although the Investment Adviser may seek to review trading activity at the omnibus account level to identify abusive trading practices, there can be no assurance that the Funds will be able to eliminate all market timing activities.

Redemptions In Kind. When a Fund elects to satisfy a redemption request with securities, the shareholder assumes the responsibility of selling the securities as well as a market risk of an unfavorable market movement during the time required to convert the securities to cash. For further information regarding the Funds’ policies regarding redemptions in kind, see “Simplified Account Information—Selling or Redeeming Your Shares,” and the Funds’ Statement of Additional Information, in the section entitled “Purchase and Redemption of Fund Shares.”

Small Accounts. If you draw down a non-retirement account so that its total value is less than the Fund minimum (see “Buying Shares” on page 20), you may be asked to purchase more shares within 60 days. If you do not take action, the Fund may close out your account and mail you the proceeds. Your account will not be closed if its drop in value is due to Fund performance.

Telephone Transactions. For your protection, telephone requests may be recorded in order to verify their accuracy. In addition the Trust will take measures to verify the identity of the caller, such as asking for name, account number, Social Security or taxpayer ID number and other relevant information. If these measures are not taken, your Fund may be responsible for any losses that may occur in your account due to an unauthorized telephone call.

At times of peak activity, it may be difficult to place requests by phone. During these times, consider sending your request in writing.

Certificated Shares. Shares of the Trust are electronically recorded. The Trust does not normally issue certificated shares.

Sales in Advance of Purchase Payments. When you place a request to sell shares for which the purchase money has not yet been collected, the request will be executed in a timely fashion, but the Fund will not release the proceeds to you until your purchase payment clears. This may take up to fifteen calendar days after the purchase.

FEATURES AND ACCOUNT POLICIES

The services referred to in this section may be terminated or modified at any time upon 60 days’ written notice to shareholders. Shareholders seeking to add to, change or cancel their selection of available services should contact the transfer agent.

Retirement Plans. You may invest in each Fund through various retirement plans, including IRAs, Roth IRAs, Simplified Employee Plan (SEP) IRAs, 403(b) plans, 457 plans, and all qualified retirement plans. For further information about any of the plans, agreements, applications and annual fees, contact the Distributor, your financial representative or plan sponsor. To determine which retirement plan is appropriate for you, consult your tax adviser.

Account Statements. Shareholders will receive periodic statements reporting all account activity, including systematic transactions, dividends and capital gains paid.

Electronic Delivery. The Fund can deliver prospectuses, account statements, transaction confirmations, and fund financial reports electronically. If you are a registered user of NACM.com, you can consent to the electronic delivery of these documents by logging on and changing your mailing preference under “My Profile.” You can revoke your electronic consent at any time, and the Fund will begin to send paper copies of these documents within 30 days of receiving your notice.

Semi-Annual Reports and Prospectuses. The Trust produces financial reports every six months and updates its prospectus annually. To avoid sending duplicate copies of materials to households, only one copy of the Trust’s annual and semi-annual report and prospectus will be mailed to shareholders having the same residential address on the Trust’s records. However, any shareholder may contact the Distributor (see back cover for address and phone number) to request that copies of these reports and prospectuses be sent personally to that shareholder.

Dividends. The Funds generally distribute most or all of their net earnings in the form of dividends. Each equity Fund pays dividends of net investment income annually. The U.S. High Yield Bond Fund pays dividends on net investment income monthly. Any net capital gains are distributed annually. Annual dividends and net capital gains are normally distributed in the last calendar quarter.

Dividend Reinvestments. If you choose this option, or if you do not indicate any choice, your dividends will be reinvested on the ex-dividend date. Alternatively, you can choose to have a check for your dividends mailed to you. Interest will not accrue or be paid on uncashed dividend checks.

Taxability of Dividends. Dividends you receive from a Fund, whether reinvested or taken as cash, are generally taxable. Dividends from a Fund’s long-term capital gains are taxable as capital gains, determined by the length of time a Fund held an asset, rather than the length of time a shareholder holds a Fund’s shares; dividends from other sources are generally taxable as ordinary income.

Some dividends paid in January may be taxable as if they had been paid the previous December. Corporations may be entitled to take a dividends-received deduction for a portion of certain dividends they receive.

Due to the Funds’ concentrated institutional shareholder base, they may at any time be categorized as personal holding companies under the Internal Revenue Code. Personal holding company status would prevent a Fund from engaging in equalization of dividend and capital gain distributions. Please contact your tax adviser for further information regarding tax treatment of personal holding companies. The tax information statement that is mailed to you details your dividends and their federal tax category, although you should verify your tax liability with your tax professional.

Taxability of Transactions. Any time you sell or exchange shares, it is considered a taxable event for you. Depending on the purchase price and the sale price of the shares you sell or exchange, you may have a gain or a loss on the transaction. You are responsible for any tax liabilities generated by your transactions.

Federal tax law requires you to provide the Fund with your taxpayer identification number and certifications as to your tax status. If you fail to do this, or if you are otherwise subject to backup withholding, the Fund will withhold and pay to the U.S. Treasury 31% of your distributions and sale proceeds. Dividends of net investment income and short-term capital gains paid to a nonresident non-U.S. shareholder generally will be subject to a U.S. withholding tax of up to 30%. This rate may be lower, depending on any tax treaty the U.S. may have with the shareholder’s country.

Automatic Investment Plan. You may make regular monthly or quarterly investments in each Fund through automatic withdrawals of specified amounts from your bank account once an automatic investment plan is established. See the account application for further details about this service or call the Transfer Agent at (800) 551-8043.

Cross-Reinvestment. You may cross-reinvest dividends or dividends and capital gains distributions paid by one Fund into another Fund, subject to conditions outlined in the Statement of Additional Information and the applicable provisions of the qualified retirement plan.

ORGANIZATION AND MANAGEMENT

THE INVESTMENT ADVISER

Investment decisions for the Funds are made by the Funds’ Investment Adviser, Nicholas-Applegate Capital Management (the “Investment Adviser”), subject to direction by the Trustees. The Investment Adviser continually conducts investment research and supervision for the Funds and is responsible for the purchase or sale of portfolio instruments, for which it receives an annual fee from the Funds. A discussion regarding the basis for the Board of Trustees approving the Investment Advisory Agreement is available in the Funds’ annual report to shareholders dated March 31, 2009.

Founded in 1984, the Investment Adviser currently manages approximately $8.7 billion (as of June 30, 2009) in discretionary assets for numerous clients, including employee benefit plans, corporations, public retirement systems and unions, university endowments, foundations, and other institutional investors and individuals. The Investment Adviser’s address is 600 West Broadway, Suite 2900, San Diego, California 92101.

INVESTMENT ADVISER COMPENSATION

Pursuant to the Investment Advisory Agreement, each of the following Funds pays an advisory fee monthly at the following annual rates of their average net assets:

U.S. Emerging Growth	0.75%
U.S. Small to Mid Cap Growth	0.50%
U.S. Systematic Large Cap Growth	0.45%
Global Select	0.65%
International Growth	0.85%
Emerging Markets	0.90%
International Systematic	0.50%
U.S. High Yield Bond	0.40%

ADMINISTRATIVE AND SHAREHOLDER SERVICES

ADMINISTRATIVE FEES

The Funds pay for the administrative services they require under what is essentially an all-in fee structure. Class R shareholders of the Funds pay an administrative fee to the Investment Adviser computed as a percentage of the Funds’ assets attributable in the aggregate to Class R shares, the Investment Adviser, in turn, provides or procures administrative services for Class R shareholders and also bears the costs of most third-party administrative services required by the Funds, including audit, custodial, portfolio accounting, legal, transfer agency and printing costs. The administrative fees paid to the Investment Adviser may exceed the related costs. Generally, this may not be the case for relatively small funds. The Funds do bear other expenses which are not covered under the administrative fee which may vary and affect the total level of expenses paid by Class R shareholders, such as brokerage fees, commissions and other transaction expenses, costs of borrowing money, including interest expenses, extraordinary expenses (such as litigation and indemnification expenses) and fees and expenses of the disinterested Trustees of the Trust and their counsel.

Class R shareholders of the Funds pay the Investment Adviser monthly administrative fees at the following annual rates (stated as a percentage of the average daily net assets attributable in the aggregate to a Fund’s Class R shares):

FUND	CLASS R
U.S. Emerging Growth	0.41
U.S. Small to Mid Cap Growth	0.40
U.S. Systematic Large Cap Growth	0.64
Global Select	0.47
International Growth	0.27
Emerging Markets	0.42
International Systematic	0.48
U.S. High Yield Bond	0.20

Nicholas-Applegate Securities (“Distributor”), the Investment Adviser, and their affiliates may make payments to financial intermediaries (such as brokers or third party administrators) for providing bona fide shareholder services to shareholders holding Fund shares in nominee or street name, including, without limitation, the following services: processing and mailing trade confirmations, monthly statements, prospectuses, annual reports, semi-annual reports, and shareholder notices and other SEC-required communications; capturing and processing tax data; issuing and mailing dividend checks to shareholders who have selected cash distributions; preparing record date shareholder lists for proxy solicitations; collecting and posting distributions to shareholder accounts; establishing and maintaining systematic withdrawals and automated investment plans and shareholder account registrations. Such payments may vary from amounts paid to the Trust’s transfer agent for providing similar services to other accounts. The actual services provided, and the payments made for such services, vary from firm to firm.

These payments may be material to financial intermediaries relative to other compensation paid by the Fund and/or the Investment Adviser, the Distributor and their affiliates; may create a financial incentive to recommend the Funds over other mutual funds, to the extent the financial intermediaries make any recommendations; and may be in addition to any distribution and/or servicing (12b-1) fees paid to such financial intermediaries. The Investment Adviser and the Distributor do not audit the financial intermediaries to determine whether such intermediaries are providing the services for which they are receiving such payments.

The Investment Adviser from time to time makes payments to its affiliate, Allianz Global Investors Distributors LLC (“AGID”), as compensation for services which may include, without limitation, marketing and sales support, servicing, and relationship management, with respect to certain selected financial intermediaries or firms. The amount of these payments will be based on the amount of assets the selected financial firms’ clients invest in the Funds. Such payments are made by the Investment Adviser out of its own assets and at its own expense. AGID does not effect transactions for the Funds’ portfolios, and the Investment Adviser will not use AGID to effect such transactions.

DISTRIBUTION PLAN

Each Fund has adopted a distribution plan in accordance with Rule 12b-1 under the Investment Company Act. Class R Shares may pay a fee to the Distributor in an amount computed at an annual rate of up to 0.25% of the average daily net assets to finance any activity which is principally intended to result in the sale of shares. The schedule of such fees and the basis upon which such fees will be determined from time to time by the Distributor. Over time, these fees will increase the cost of your shares and may cost you more than paying other types of sales charges.

In addition, the Investment Adviser may make additional payments from its own resources to intermediaries for providing certain services for shareholders and for the maintenance of shareholder accounts. This in no way affects the advisory fee paid by each of the Funds. Contact the Investment Adviser for more information.

MULTI CLASS STRUCTURE

The Funds also offer other classes of shares, which have different charges and other expenses that may affect their performance. You can obtain more information about these other share classes from the Distributor.

PORTFOLIO TRADES

The Investment Adviser is responsible for each Fund’s portfolio transactions. In placing portfolio trades, the Investment Adviser may use brokerage firms that provide research services to a Fund, but only when the Investment Adviser believes no other firm offers a better combination of quality execution (e.g., timeliness and completeness) and favorable price.

The Investment Adviser may allocate brokerage transactions to brokers who have entered into expense offset arrangements with the Investment Adviser under which a broker allocates a portion of the commissions paid by a Fund toward the reduction of that Fund’s expenses.

PORTFOLIO TURNOVER

To the extent that the Investment Adviser actively trades a Fund’s portfolio securities in an attempt to achieve the Fund’s investment goal, such trading may cause the Fund to have an increased portfolio turnover rate of 200% or more, which has the potential to generate shorter-term gains (losses) for its shareholders, which are taxed as ordinary income with rates that are higher than longer-term gains (losses). Actively trading portfolio securities may have an adverse impact on the Fund’s performance.

PORTFOLIO HOLDINGS

A description of the Funds’ policies and procedures with respect to the disclosure of the Funds’ portfolio holdings is available in the Statement of Additional Information.

PORTFOLIO MANAGEMENT

The Investment Adviser applies a team approach to portfolio management and investment research, with ultimate buy and sell decision-making authority vested in the Portfolio Manager(s) accountable for each investment team’s results. All portfolio management activities are overseen by the Investment Adviser’s Chief Investment Officer, Horacio A. Valeiras, CFA. Day-to-day management of each Fund’s portfolio is performed by a team of Portfolio Managers that jointly manage each Fund, as indicated. Portfolio Managers with day-to-day investment responsibilities for the portfolios of the funds, as well as the Funds for which they are responsible, are listed below.

The Statement of Additional Information provides additional information about Mr. Valeiras and the Portfolio Managers, including compensation, other accounts managed by them and their ownership of fund shares.

Horacio A. Valeiras, CFA

Managing Director and Chief Investment Officer

Responsible for overseeing all investment and trading functions of the Investment Adviser

Joined firm in August 2002, previously Managing Director at Morgan Stanley Investment Management (1997-2002); 15 years of prior experience with Morgan Stanley Investment Management; Miller Anderson & Sherrerd; and Credit Suisse First Boston

M.B.A.—University of California, Berkeley;

S.M.—Massachusetts Institute of Technology;

B.S.—Virginia Tech

•	International Growth Fund (Since 7/05)

Douglas G. Forsyth, CFA

Portfolio Manager, US High Yield Bond/Convertibles

Joined firm in 1994; 3 years prior investment experience with AEGON USA

B.B.A.—University of Iowa

•	U.S. High Yield Bond Fund (Since inception)

ORGANIZATION AND MANAGEMENT

John C. McCraw

Portfolio Manager, US Micro/Small Cap Growth

Joined firm in 1992; 2 years prior investment experience with Citizens and Southern National Bank

M.B.A.—University of California, Irvine; B.A.—Flagler College

•	U.S. Emerging Growth Fund (Since inception)

•	U.S. Small to Mid Cap Growth Fund (Since 8/07)

Pedro V. Marcal

Portfolio Manager, Global Equities

Joined firm in 1994; 5 years prior investment experience with A. B. Laffer, V. A. Canto & Associates, and A-Mark Precious Metals

M.B.A.—The Anderson School at University of California, Los Angeles; B.A.—University of California, San Diego

•	International Growth Fund (Since 7/07)

Christopher A. Herrera

Portfolio Manager

Joined firm in July 2000; 5 years prior experience as an intern with the firm and with Lehman Brothers Global Real Estate Group

M.B.A.—University of California, Berkeley; B.S.—University of Southern California

•	Global Select Fund (Since 4/06)

Robert S. Marren

Portfolio Manager

Joined firm in 2007; previously Portfolio Manager at Duncan-Hurst Capital Management (1998-2007); 17 years prior experience with Duncan-Hurst Capital Management; Hughes Aircraft Company; Security Pacific Merchant Bank; Hambrecht & Quist, Inc.; and VLSI Technology, Inc.

M.B.A.—Duke University, Fuqua School of Business; B.A.—University of California, San Diego

•	U.S. Emerging Growth Fund (Since 8/07)

•	U.S. Small to Mid Cap Growth Fund (Since 8/07)

William L. Stickney

Portfolio Manager, US High Yield Bond/Convertibles

Joined firm in 1999; 10 years prior investment experience with ABN AMRO, Inc.; Cowen & Company; and Wayne Hummer & Company

M.B.A.—Northwestern University, J.L. Kellogg School of Management; B.S.—Miami University

•	U.S. High Yield Bond Fund (Since inception)

Nelson W. Shing

Portfolio Manager, Global Equities

Joined firm in 2003; 6 years prior investment experience with Pequot Capital Management, Inc.; Morgan Stanley Investment Management, Inc.; C. Blair Asset Management, L.P.; and Credit Suisse First Boston Corporation

B.S.—University of California, Berkeley

•	Global Select Fund (Since 6/07)

James Li, Ph.D., CFA

Portfolio Manager, Systematic

Joined firm in 2000; 5 years prior investment experience with Accessor Capital Management and Frank Russell Company

Ph.D.—University of Washington; M.B.A.—Texas A&M University; B.S.—Fudan University, Shanghai

•	U.S. Systematic Large Cap Growth Fund (Since 3/06)

Steven Tael, Ph.D., CFA

Portfolio Manager, Systematic

Joined firm in 2005; 10 years prior investment experience with Mellon Capital Management (1997-2005), Bank of America, and AffiniCorp USA Ph.D.—State University of New York in Stony Brook

B.S. and M.S.—University of California, Santa Barbara

•	International Systematic Fund (Since 3/06)

•	Emerging Markets Fund (Since 7/07)

Kunal Ghosh

Portfolio Manager, Systematic

Joined firm in 2006; previously Portfolio Manager (2004-2006) and Research Analyst (2003-2004) at Barclays Global Investors, Quantitative Analyst at Cayuga Hedge Fund (2002-2003); prior experience with GM-Delphi Automotive Systems.

M.B.A.—Cornell University; M.S.—University of British Columbia; B.Tech.—Indian Institute of Technology

•	International Systematic Fund (Since 7/06)

•	Emerging Markets Fund (Since 7/07)

•	U.S. Systematic Large Cap Growth Fund (Since 6/09)

The Statement of Additional Information contains additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of securities in the Funds.

INVESTMENTS TEAM

Each Portfolio Manager is assisted by the entirety of Nicholas-Applegate’s Investments Team, which is comprised of portfolio managers, research analysts and other investment professionals, as set forth below. Team members provide research reports and make recommendations with respect to each Fund’s portfolio, but do not have primary responsibility for day-to-day portfolio management except as indicated above.

TRADITIONAL ANALYSTS

K. Mathew Axline, CFA

Analyst

Joined firm in 2004, 5 years prior experience with Pescadero Ventures, LLC; Icarian, Inc.; and Merrill Lynch, Pierce, Fenner & Smith

M.B.A.—Indiana University; B.S.—The Ohio State University

Stephen W. Lyford

Analyst

Joined firm in 2005; 4 years prior experience with Hearthstone Real Estate; Duncan-Hurst Capital Management; and Trammell Crow in Dallas, TX.

M.B.A.—The UCLA Anderson School of Management; B.B.A. and B.S.—Southern Methodist University

Blake H. Burdine

Analyst

Joined firm in 2007; 15 years prior experience with Duncan-Hurst Capital Management; CapitalWorks Investment Partners; USAA Investment Management; Credit Suisse First Boston; Jefferies & Company; and Howard Weil, Labouisse, Friedrichs

M.B.A.—The University of Texas, McCombs School of Business; B.A.—The University of Texas

Todd R. Buechs

Analyst

Joined firm 2005; 5 years prior experience with Sanford Bernstein, LLC; Goldman Sachs & Co.; and the U.S. Marine Corps

M.B.A.—Tuck School of Business at Dartmouth; B.S.—U.S. Naval Academy

Gregory Ise, CFA

Analyst

Joined firm in 2006; 4 years prior experience with Carmel Capital Management; Osmium Partners; Weber Shandwick Worldwide; and UBS Investment Bank.

M.B.A.—Walter Haas School of Business, University of California, Berkeley; B.S.—University of Kansas

Alan Trice

Analyst

Joined firm in 2005; Participated in the Duke University Australia Program in Economics through the University of South Wales, Sydney, Australia

A.B.—Duke University

Yuka O. Marosek, CFA

Analyst

Joined firm in 2007; 17 years prior experience with First American Trust; Royal Bank of Canada; Mitsubishi Trust and Banking Corporation; and The Chiba Bank

M.B.A.—California State University, Long Beach; B.A.—Tsuda College, Japan

Lucrecia Tam

Analyst

Joined firm in 2008; 7 years prior experience with Deutsche Bank Securities, Inc.; UBS Securities, L.L.C.; Nomura Securities International; and Price Waterhouse (now Price WaterhouseCoopers)

M.S.—Boston University, London, U.K.; B.S.—Roosevelt University

Elizabeth Bernstein

Analyst

Joined firm in 2008; 9 years prior experience with Bank of America; Wachovia Securities; Morningstar, Inc.; and MetLife, Inc.

M.B.A.—University of Michigan, Ross School of Business; B.A.—University of Pennsylvania

Warren Zhang, CFA

Analyst

Joined firm in 2008; Twelve years prior experience with Morgan Stanley Investment Management; Fiduciary Trust International; and NatWest Capital Markets

M.A.—Yale University, School of Management; M.A.—University of California, Riverside; B.S.—Tongji University, Shanghai, China

SYSTEMATIC PORTFOLIO MANAGEMENT

Mark P. Roemer

Portfolio Manager, Systematic

Joined firm in 2001; 5 years prior investment experience with Barclays Global Investors (1997-2001) and Kleinwort Benson Investment Management of London

M.S.—London Business School; M.S.—Stanford University; B.S.—Virginia Polytechnic Institute & State University

ORGANIZATION AND MANAGEMENT

Jane Edmondson

Portfolio Manager, Systematic

Joined firm in 1996; 5 years prior investment experience with Merrill, Lynch

M.B.A.—San Diego State University

B.A.—University of California, Irvine

Christoph Hinkelmann, Ph.D.

Portfolio Manager, Systematic

Joined firm in 2006; prior experience with Auburn University; Texas A&M University; and the Federal Reserve Board of Governors

Ph.D.—University of Rochester; B.A.—University of Virginia

Carma Wallace, CFA

Portfolio Manager, Systematic

Joined firm in 1999; 2 years prior experience with FinEcon and Thefeld, Finch and Abrams

M.S. and B.S.—University of California, Davis

SYSTEMATIC ANALYSTS

Sinclair Gomes

Analyst, Systematic

Joined firm in 2000; prior experience includes consulting assignments in software development for CapitalOne; Sempra Utilities; Donaldson Lufkin & Jenrette; PepsiCo; Fleet Bank; and Manitoba Public Insurance

Diploma—Institute for Computer Studies, Toronto, Ontario

Sherry Zhang

Analyst, Systematic

Joined firm in 2007; 6 years prior experience Pioneer Investments; JPMorgan Chase & Co.; Morgan Stanley Discover Financial Services; and GE Capital Auto Financial Services

M.B.A.—The University of Chicago, Graduate School of Business; M.P.H.—University of Michigan, School of Public Health; B.S.—Salem College

Lu Yu, CFA, CIPM

Analyst, Systematic

Originally joined the firm in 2002; rejoined firm in 2003; one year previous experience with Provident Advisors LLC and Shanghai Sunjoy Enterprises

M.S.—University of Southern California; M.S.—National University of Singapore; B.S.—Nanjing University, China

Jie Wei

Analyst, Systematic

Joined firm in 2008; 3 years prior experience includes GMN (GSA) Capital and Barclays Global Investors

MFE—University of California, Berkeley; M.S.—National University of Singapore; B.S.—Wuhan University

X. Frank Zhang, Ph.D.

Analyst, Systematic

Joined firm in 2008; prior experience with Yale University School of Management; The University of Chicago; and the Bank of China

Ph.D. and M.B.A.—The University of Chicago, Graduate School of Business; M.S.—Peking University; B.S.—Nankai University

INCOME AND GROWTH STRATEGIES PORTFOLIO MANAGEMENT

Justin Kass, CFA

Portfolio Manager, Income and Growth Strategies

Joined firm in 2000; previously an intern on the team. Prior experience with Universal Studios; Ocean Realty; and Center for Cooperatives

M.B.A.—The UCLA Anderson School of Management; B.S.—University of California, Davis

Michael E. Yee

Portfolio Manager, Income and Growth Strategies

Joined firm in 1995; prior investment experience with Priority One Financial/Liberty Foundation

M.B.A.—San Diego State University; B.S.—University of California, San Diego

INCOME AND GROWTH STRATEGIES ANALYSTS AND TRADING

David A. Foster, CPA, CFA

Analyst

Joined firm in 2007; 10 years prior investment industry experience with Houlihan Lokey Howard & Zubin; BAE Systems; KPMG LLP; and Follmer, Rudzewicz & Co., PC

M.B.A.—University of Southern California, Marshall School of Business; B.A.—Albion College

Joanna H. Willars

Analyst

Joined firm in 2006; six years prior investment experience with JPMorgan Chase Bank, N.A.; Shell Energy Services; and Williams Energy Trading and Marketing

M.B.A.—University of St. Thomas, Houston; B.A.—Texas A&M University

Nicole D. Larrabee

Fixed Income Trading Assistant

Joined firm in 2000; 4 years prior experience with Salomon Smith Barney (Schroders); Lehman Brothers, Inc.; Heflin and Co. LLC; Sun Alliance Holdings, Ltd.; and Cantor Fitzgerald and Co., Inc.

B.S.—The University of Arizona

David J. Oberto

Associate

Joined firm in 2007; 4 years prior investment industry experience with Bain Capital LLC and Gabelli Asset Management.

B.S.—Fordham University

PRINCIPAL STRATEGIES, RISKS AND OTHER INFORMATION

MORE ABOUT THE FUNDS

Each Fund’s goal and principal investment strategies, and the main risks of investing in the Funds, are summarized at the beginning of this prospectus. More information on investment strategies, investments and risks appears in this section. Except as noted below, each Fund’s investment strategy may be changed without shareholder approval. The Funds will provide shareholders with at least 60 days prior notice of any change in the Fund’s investment policy. There can be no assurance that any Fund will achieve its investment goal.

The Funds may also use strategies and invest in securities that are not described in the Statement of Additional Information. The Investment Adviser may decide, as a matter of investment strategy, not to use the investments and investment techniques described below and in the Statement of Additional Information at any particular time.

INTERNATIONAL INVESTMENT RISK AND CONSIDERATIONS

Non-U.S. Securities. The International Growth, International Systematic, Global Select, and Emerging Markets Funds invest in non-U.S. securities as a principal strategy. The remainder of the Funds may invest in non-U.S. securities as a non-principal strategy.

Currency Fluctuations. When a Fund invests in instruments issued by non-U.S. companies, the principal, income and sales proceeds may be paid to the Fund in local currencies. A reduction in the value of local currencies relative to the U.S. dollar could mean a corresponding reduction in the value of a Funds’ investments. Also, a Fund may incur costs when converting from one currency to another.

Social, Political and Economic Factors. The economies of many of the countries where the Funds may invest may be subject to a substantially greater degree of social, political and economic instability than the United States. This instability might impair the financial conditions of issuers or disrupt the financial markets in which the Funds invest.

The economies of non-U.S. countries may differ significantly from the economy of the United States as to, for example, the rate of growth of gross domestic product or rate of inflation. Governments of many non-U.S. countries continue to exercise substantial control over private enterprise and own or control many companies. Government actions such as imposition of exchange control regulation witholding taxes, limitations on the removal of funds or other assets, expropriation of assets and confiscatory taxation could have a significant impact on economic conditions in certain countries which could affect the value of the securities in the Funds.

Inflation. Certain non-U.S. countries, especially many emerging market countries, have experienced sub- stantial, and in some periods extremely high and volatile, rates of inflation. Rapid fluctuations in inflation rates and wage and price controls may continue to have unpredictable effects on the economies, compa- nies and securities markets of these countries.

Differences in Securities Markets. The securities markets in non-U.S. countries have substantially less volume than the markets in the United States and debt and equity securities of many companies listed on such markets may be less liquid and more volatile than comparable securities in the United States. Some of the stock exchanges in non-U.S. countries, to the extent that established markets exist, are in the earlier stages of their development. The limited liquidity of certain securities markets may affect the ability of each Fund to buy and sell securities at the desired price and time.

Trading practices in certain non-U.S. countries are also significantly different from those in the United States. Although brokerage commissions are generally higher than those in the U.S., the Investment Adviser will seek to achieve the most favorable net results. In addition, securities settlements and clearance procedures may be less developed and less reliable than those in the United States. Delays in settlement could result in temporary periods in which the assets of the Funds are not fully invested, or could result in a Fund being unable to sell a security in a falling market.

Custodial and Registration Procedures. Systems for the registration and transfer of securities in non-U.S. markets can be less developed than similar systems in the United States. There may be no standardized process for registration of securities or a central registration system to track share ownership. The process for transferring shares may be cumbersome, costly, time-consuming and uncertain.

Government Supervision of Securities Markets. Disclosure and regulatory standards in many foreign countries outside the U.S. are, in many respects, less stringent than those in the United States. There may be less government supervision and regulation of securities exchanges, listed companies, investors, and brokers in non-U.S. countries than in the United States, and enforcement of existing regulations may be extremely limited.

Financial Information and Reporting Standards. Issuers in non-U.S. countries are generally subject to accounting, auditing, and financial standards and requirements that differ, in some cases materially, from those in the United States. In particular, the assets and profits appearing in financial statements may not reflect their financial position or results in the way they would be reflected had the statements been prepared in accordance with U.S. generally accepted accounting principles. Consequently, financial data may not reflect the true condition of those issuers and securities markets.

GENERAL FIXED INCOME SECURITIES RISKS

The U.S. High Yield Bond Fund invests in debt securities as a principal strategy. The remainder of the Funds may invest in debt securities as a non-principal strategy. The debt securities in which the Funds invest may be of any maturity. Fixed income securities are subject to the following risks:

Market Risk. Prices of fixed income securities rise and fall in response to interest rate changes for similar securities. Generally, when interest rates rise, prices of fixed income securities fall. Interest rate changes have a greater affect on fixed income securities with longer durations.

Credit Risk. Credit risk is the possibility that an issuer will default (the issuer fails to repay interest and principal when due). If an issuer defaults, the Fund will lose money.

Many fixed income securities receive credit ratings from companies such as Standard & Poor’s and Moody’s Investor Services. Fixed income securities receive different credit ratings depending on the rating company’s assessment of the likelihood of default by the issuer. The lower the rating of the fixed income security, the greater the credit risk.

Lower rated fixed income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of the security and the yield of a U.S. Treasury security with a comparable maturity (the “spread”) measures the additional interest received for taking risk. Spreads may increase generally in response to adverse economic or market conditions. A security’s spread may also increase if the security’s rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline.

Call Risk. Call risk is the possibility that an issuer may redeem a fixed income security before maturity (“call”) at a price below it’s current market price. An increase in the likelihood of a call may reduce the security’s price. If a fixed income security is called, the Fund may have to reinvest the proceeds in other fixed income securities with lower interest rates, higher credit risks, or other less favorable characteristics.

Liquidity Risks. Fixed income securities that have noninvestment grade credit ratings, have not been rated or that are not widely held may trade less frequently than other securities. This may increase the price volatility of these securities.

Non-U.S. Risks. Non-U.S. debt securities pose additional risks because non U.S. economic or political conditions may be less favorable than those of the United States. Non-U.S. financial markets may also have fewer investor protections. Debt securities in non-U.S. markets may also be subject to taxation policies that reduce returns for U.S. investors. Due to these risk factors, non-U.S. debt securities may be more volatile and less liquid than similar securities traded in the U.S.

BELOW INVESTMENT GRADE BOND RISKS

Below investment grade securities usually offer higher yields than higher-rated securities but are also subject to more risk than higher-rated securities.

Lower-rated or unrated debt obligations are more likely to react to developments affecting market and credit risks than are more high-rated securities, which react primarily to movements in interest rates. In the past, economic downturns or increases in interest rates caused a higher incidence of default by issuers of lower-rated securities.

In some cases, such obligations may be highly speculative, and may have poor prospects for reaching investment grade. To the extent the issuer defaults, the Fund may incur additional expenses in order to enforce its rights or to participate in a restructuring of the obligation. In addition, the prices of lower-rated securities generally tend to be more volatile and the market less liquid than those of higher-rated securities. Consequently, the Funds may at times experience difficulty in liquidating their investments at the desired times and prices.

EQUITY-LINKED SECURITIES AND RISKS

Funds with Global or International strategies may invest in equity securities through the purchase Equity-Linked Securities, also known as participation notes, equity swaps, and zero strike calls and warrants. Equity-linked securities are primarily used by a Fund as an alternative means to more efficiently and effectively access the securities market of what is generally an emerging country. The Fund deposits an amount of cash with its custodian near or (or broker, if legally permitted) in an amount equal to the selling price of the underlying security in exchange for an equity linked security. Upon sale, the Fund receives cash from the

PRINCIPAL STRATEGIES, RISKS AND OTHER INFORMATION

broker or custodian equal to the value of the underlying security. Aside from market risk there is of the underlying securities, there is the risk of default by the other party to the transaction. In the event of insolvency of the other party, the Fund might be unable to obtain its expected benefit. In addition, while a Fund will seek to enter such transactions only with parties which are capable of entering into closing transactions with the Fund, there can be no assurance that the Fund will be able to close out such a transaction with the other party, or obtain an offsetting position with any other party, at any time prior to the end of the term of the underlying agreement. This may impair the Fund’s ability to enter into other transactions at a time when doing so might be advantageous.

TEMPORARY INVESTMENTS AND RISKS

Each Fund may, from time to time, invest all of its assets in short-term instruments when the Investment Adviser determines that adverse market, economic, political or other market conditions call for a temporary defensive posture. Such a defensive posture may result in a Fund failing to achieve its investment objective.

LENDING OF PORTFOLIO SECURITIES AND RISKS

In order to generate expense offset credits, each of the Funds may lend portfolio securities, on a short-term or a long-term basis, up to 30% of a Fund’s total assets to broker/dealers, banks, or other institutional borrowers of securities. A Fund will only enter into loan arrangements with broker/dealers, banks, or other institutions which the Investment Adviser has determined are creditworthy and under guidelines established by the Board of Trustees and will receive collateral in the form of cash or U.S. government securities equal to at least 102% of the value of the securities loaned on U.S. securities and 105% on non-U.S. securities. The Fund may pay lending fees to the party arranging the loan. Under the terms of exemptive relief granted by the Securities and Exchange Commission, the Fund may pay lending fees to an affiliate of the Investment Adviser.

When engaged in securities lending, the Fund’s performance will continue to reflect changes in the value of the securities loaned and will also reflect the receipt of dividends. Control over, and voting rights or rights to consent with respect to, the loaned securities pass to the borrower. A Fund may call loaned securities in order to sell them or, if the holders of the securities are asked to vote upon or consent to matters which the Investment Adviser believes materially affect the investment, in order to vote the securities. If the borrower defaults on its obligation to return the securities loaned, the Fund could experience delays and costs in recovering the securities loaned or in gaining access to the collateral. These delays and costs could be greater for foreign securities. If the securities are not available to the Fund on a timely basis, the Fund may lose the opportunity to sell the securities at a desirable price or vote proxies. In addition, in the event that a borrower of securities files for bankruptcy or becomes insolvent, disposition of the securities may be delayed pending court action.

NON-PRINCIPAL STRATEGIES

HEDGING TRANSACTION AND RISKS

Each of the Funds may trade in derivative contracts to hedge portfolio holdings or an underweighting relative to a Fund’s Index. Hedging activities are intended to reduce various kinds of risks. For example, in order to protect against certain events that might cause the value of its portfolio securities to decline, the Fund can buy or sell a derivative contract (or a combination of derivative contracts) intended to rise in value under the same circumstances. Hedging activities will not eliminate risk, even if they work as they are intended to. In addition, these strategies are not always successful, and could result in increased expenses and losses to the Fund. The Fund may trade in the following types of derivative contracts.

Futures Contracts provide for the future sale by one party and purchase by another party of a specified amount of an underlying asset at a price, date, and time specified when the contract is made. Futures contracts traded OTC are frequently referred to as forward contracts. Entering into a contract to buy is commonly referred to as buying or purchasing a contract or holding a long position. Entering into a contract to sell is commonly referred to as selling a contract or holding a short position. Futures are considered to be commodity contracts. The Fund can buy or sell futures contracts on portfolio securities or indexes and engage in non-U.S. currency forward contracts.

Forward Currency Contracts. The value of non-U.S. currencies can fluctuate significantly relative to the U.S. dollar and potentially result in losses for the Funds. To help offset such declines, the Funds at their discretion, may acquire non-U.S. currency forward contracts, enter into non-U.S. currency futures contracts and acquire put and call options on non-U.S. currencies. The use of such derivatives entails special risks whereby a small investment in derivatives could have a potentially large impact on a fund’s performance. Please see “Options” below.

Options are rights to buy or sell an underlying asset for a specified price (the exercise price) during, or at the end of, a specified period of time. A call option gives the holder (buyer) the right to purchase the underlying asset from the seller (writer) of the option. A put option gives the holder the right to sell the underlying asset to the writer of the option. The writer of the option receives a payment, or “premium,” from the buyer, which the writer keeps regardless of whether the buyer uses (or exercises) the option.

When the Fund uses financial futures and options on financial futures as hedging devices, much depends on the ability of the portfolio manager to predict market conditions based upon certain economic analysis and factors. There is a risk that the prices of the securities subject to the futures contracts may not correlate perfectly with the prices of the securities in the Fund’s portfolio. This may cause the futures contract and any related options to react differently than the portfolio securities to market changes. In addition, the portfolio managers could be incorrect in their expectations about the direction or extent of market factors such as interest rate movements. In these events, the Fund may lose money on the futures contracts or options.

It is not certain that a secondary market for positions in futures contracts or for options will exist at all times. Although the Investment Adviser will consider liquidity before entering into options transactions, there is no assurance that a liquid secondary market on an exchange or otherwise will exist for any particular futures contract or option at any particular time. The Fund’s ability to establish and close out futures and options positions depends on this secondary market.

BOND QUALITY

Description of Moody’s Corporate Bond Ratings

Aaa—Bonds rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edge.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes are most unlikely to impair the fundamentally strong position of such issues.

Aa—Bonds rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A—Bonds Rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa—Bonds rated Baa are considered medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba—Bonds rated Ba are judged to have speculative elements; their future cannot be considered well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B—Bonds rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or maintenance of other terms of the contract over any long period of time may be small.

Caa—Bonds rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca—Bonds rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked short-comings.

C—Bonds rated C are the lowest-rated class of bonds, and such issues can be regarding as having extremely poor prospects of ever attaining any real investment standing.

Moody’s applies numerical modifiers, 1, 2, and 3, in each generic rating classification from Aa through B in its corporate bond rating system. The modified 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Description of S&P’s Corporate Bond Ratings

AAA—Debt rated AAA has the highest rating assigned by Standard & Poor’s to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

PRINCIPAL STRATEGIES, RISKS AND OTHER INFORMATION

AA—Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher-rated issues only in small degree.

A—Debt rated A has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB—Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

BB—Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB rating.

B—Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB– rating.

CCC—Debt rated CCC has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B– Rating.

CC—Debt rated CC is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC debt rating.

C—The rating C is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC– debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

CI—The rating CI is reserved for income bonds on which no interest is being paid.

D—Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating will also be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

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FINANCIAL HIGHLIGHTS

The financial highlights tables are intended to help you understand the Funds’ financial performance for the past 5 years or, if shorter, the period since commencement of operations. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned [or lost] on an investment in the Fund (assuming reinvestment of all dividends and distributions). The Financial Highlights have been audited by PricewaterhouseCoopers, LLP, whose report, along with the Funds’ Financial Statements, are included in the Annual Report, which is available upon request.

For a Class R share outstanding during the periods indicated

						DISTRIBUTIONS FROM:
	NET ASSET VALUE, BEGINNING	NET INVESTMENT INCOME (LOSS)(1)	NET REALIZED AND UNREALIZED GAIN (LOSS)		TOTAL FROM INVESTMENTS OPERATIONS	NET INVESTMENT INCOME	NET REALIZED CAPITAL GAINS	TOTAL DISTRIBUTIONS	NET ASSET VALUE, ENDING
	U.S. EQUITY FUNDS
U.S. EMERGING GROWTH
For the year ended 03/31/09	$11.20	$(0.06)	$(4.72	)(5)	$(4.78)	$—	$—	$—	$6.42
For the year ended 03/31/08	12.84	(0.10)	(0.66	)(5)	(0.76)	—	(0.88)	(0.88)	11.20
For the year ended 03/31/07	13.69	(0.10)	0.18	(6)	0.08	—	(0.93)	(0.93)	12.84
For the year ended 03/31/06	9.65	(0.14)	4.18		4.04	—	—	—	13.69
For the year ended 03/31/05	9.52	(0.10)	0.23		0.13	—	—	—	9.65

U.S. SYSTEMATIC LARGE CAP GROWTH
For the year ended 03/31/09	$18.99	$0.05	$(6.47	)(5)	$(6.42)	$—	$—	$—	$12.57
For the year ended 03/31/08	19.42	(0.07)	(0.36	)(5)	(0.43)	—	—	—	18.99
For the year ended 03/31/07	17.59	(0.02)	1.85		1.83	—	—	—	19.42
For the year ended 03/31/06	15.46	(0.02)	2.15		2.13	—	—	—	17.59
For the year ended 03/31/05	14.90	0.02	0.54		0.56	—	—	—	15.46

(1)	Net investment income per share is calculated by dividing net investment income for the period by the average shares outstanding during the period.
(2)	Total returns are not annualized for periods less than one year.
(3)	Ratios are annualized for periods of less than one year. Expense reimbursements reflect voluntary reductions of total expenses. Such amounts would increase net investment income (loss) ratios had such reductions not occurred.
(4)	Net expenses include certain items not subject to expense reimbursement for periods prior to January 23, 2006.
(5)	Includes litigation proceeds of approximately, $0.07 and $0.06 per share for the U.S. Emerging Growth Fund during the fiscal year for 2008 and 2009, respectively, $0.09 and $0.04 per share for the U.S. Systematic Large Cap Growth Fund during the fiscal year for 2008 and 2009, respectively.
(6)	The fund received $12,373 from a security litigation settlement during the year which is reflected in realized gains. This event had a $0.05 per share impact to the fund.

			RATIOS TO AVERAGE NET ASSETS(3)
	TOTAL RETURN(2)	NET ASSETS, ENDING (IN 000’S)	NET INVESTMENT INCOME (LOSS)	TOTAL EXPENSES	EXPENSES (REIMBURSEMENTS)/ RECOUPMENT	EXPENSES NET OF REIMBURSEMENT/ RECOUPMENT	EXPENSES NET OF REIMBURSEMENT/ RECOUPMENT OFFSET(4)	FUND’S PORTFOLIO TURNOVER RATE
					U.S. EQUITY FUNDS
U.S. EMERGING GROWTH
For the year ended 03/31/09	(42.68)%	$1,536	(0.62)%	1.46%	—	1.46%	1.14%	146%
For the year ended 03/31/08	(7.15)%	2,870	(0.71)%	1.46%	—	1.46%	0.96%	129%
For the year ended 03/31/07	1.02%	3,177	(0.78)%	1.46%	—	1.46%	0.97%	148%
For the year ended 03/31/06	41.98%	3,173	(1.27)%	2.09%	(0.36)%	1.73%	1.42%	128%
For the year ended 03/31/05	1.37%	3,681	(1.06)%	1.89%	(0.20)%	1.69%	1.26%	142%

U.S. SYSTEMATIC LARGE CAP GROWTH
For the year ended 03/31/09	(33.81)%	$3,461	0.32%	1.46%	—	1.42%	1.37%	116%
For the year ended 03/31/08	(2.21)%	5,822	(0.35)%	1.39%	—	1.39%	1.36%	106%
For the year ended 03/31/07	10.40%	6,022	(0.13)%	1.38%	—	1.38%	1.30%	100%
For the year ended 03/31/06	13.78%	6,055	(0.11)%	1.86%	(0.48)%	1.38%	1.29%	147%
For the year ended 03/31/05	3.76%	9,318	0.14%	1.94%	(0.57)%	1.37%	1.29%	197%

FOR MORE INFORMATION

More information on these Funds is available free upon request, including the following:

Annual/Semi-annual Report

Describes the Funds’ performance, lists portfolio holdings and contains a letter from the Funds’ Investment Adviser discussing recent market conditions and investment strategies that significantly affected the Funds’ performance during the last fiscal year.

Statement of Additional Information (SAI)

Provides more details about the Funds and their policies. A current SAI is on file with the Securities and Exchange Commission (SEC) and is incorporated by reference (is legally considered part of this prospectus).

TO OBTAIN INFORMATION:

By telephone

Call 1-800-551-8043

By mail Write to:

Nicholas-Applegate Institutional Funds

Attn: Mutual Fund Operations

600 West Broadway, Suite 3200

San Diego, CA 92101

By E-mail Send your request to www.nacm.com

On the Internet Text versions of the Funds’ documents can be viewed online or downloaded from the EDGAR Data Base on the SEC’s Internet site at:

SEC

http://www.sec.gov

You can also obtain copies by visiting the SEC’s Public Reference Room in Washington, DC

(phone 1-202-551-8090) or sending your request and a duplicating fee to the SEC’s Public Reference Section, Washington, DC 20549-0102 or by electronic request at www.publicinfo@sec.gov

600 West Broadway

San Diego, CA 92101

800-551-8043

Nicholas-Applegate Securities, Distributor

Visit us at www.nacm.com

Nicholas-Applegate Institutional Funds

SEC file number: 811-07384

MFPROCLASSR8/09